Exhibit 10.4

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LEASE DATED AS OF FEBRUARY 29, 2000
BY AND BETWEEN
THE RECTOR, CHRUCH-WARDENS AND VESTRYMEN
OF TRINITY CHURCH IN THE CITY OF NEW YORK, AS LANDLORD

AND

COMET SYSTEMS, INC., AS TENANT

143-45 Varick Street
New York, New York

Parish of Trinity Church in the City of New York
Real Estate Department
74 Trinity Place
New York, New York 10006-2088

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TABLE OF CONTENTS

ARTICLE ONE	TERM;RENT;FREE RENT	(1)

ARTICLE TWO	USE	(3)

ARTICLE THREE	REPAIRS;NOISE;AND VIBRATION	(3)

ARTICLE FOUR	ALTERATIONS AND FIXTURES	(4)

ARTICLE FIVE	COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS	(6)

ARTICLE SIX	RULES AND REGULATIONS	(7)

ARTICLE SEVEN	PLATE GLASS	(7)

ARTICLE EIGHT	CARE OF SIDEWALKS	(7)

ARTICLE NINE	LANDLORD’S ACCESS TO THE PREMISES	(8)

ARTICLE TEN	ELECTRIC CURRENT, LIVE STEAM	(8)

ARTICLE ELEVEN	CONDEMNATION AND DEMOLITION	(10)

ARTICLE TWELVE	MECHANIC’S LIENS	(11)

ARTICLE THIRTEEN	SUBORDINATION	(11)

ARTICLE FOURTEEN	CERTIFICATE OF OCCUPANCY	(12)

ARTICLE FIFTEEN	INTENTIONALLY OMITTED	(12)

ARTICLE SIXTEEN	FIRE AND OTHER CASUALTY	(13)

ARTICLE SEVENTEEN	CHANGE IN USE OF PREMISES, SUBLETTING AND ASSIGNMENT	(14)

ARTICLE EIGHTEEN	WAIVER AND SURRENDER; REMEDIES CUMULATIVE	(18)

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ARTICLE NINETEEN	NO REPRESENTATIONS AS TO PREMISES, CERTIFICATE OF OCCUPANCY AND USE	(19)

ARTICLE TWENTY	LIMITATION OF LANDLORD’S LIABILITY	(19)

ARTICLE TWENTY-ONE	INDEMNITY BY TENANT	(21)

ARTICLE TWENTY-TWO	NOTICES	(21)

ARTICLE TWENTY-THREE	INSOLVENCY	(22)

ARTICLE TWENTY-FOUR	REMEDIES OF THE LANDLORD ON DEFAULT IN PERFORMANCE BY THE TENANT	(23)

ARTICLE TWENTY-FIVE	DEFAULT	(23)

ARTICLE TWENTY-SIX	REMEDIES AND DAMAGES	(25)

ARTICLE TWENTY-SEVEN	SURRENDER AT EXPIRATION	(26)

ARTICLE TWENTY-EIGHT	QUIET ENJOYMENT	(27)

ARTICLE TWENTY-NINE	SECURITY DEPOSIT	(27)

ARTICLE THIRTY	REAL ESTATE TAX AND CPI ESCALATION	(29)

ARTICLE THIRTY-ONE	SERVICES	(32)

ARTICLE THIRTY-TWO	INSURANCE	(33)

ARTICLE THIRTY-THREE	INTENTIONALLY OMITTED	(34)

ARTICLE THIRTY-FOUR	WORK TO BE DONE BY LANDLORD	(34)

ARTICLE THIRTY-FIVE	CONSENT TO JURISDICTION	(34)

ARTICLE THIRTY-SIX	TENANT LIABILITY	(34)

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ARTICLE THIRTY-SEVEN	ADJACENT EXCAVATION-SHORING	(35)

ARTICLE THIRTY-EIGHT	FAILURE TO GIVE POSSESSION	(35)

ARTICLE THIRTY-NINE	BROKER	(35)

ARTICLE FORTY	RENT RESTRICTIONS	(36)

ARTICLE FORTY-ONE	CERTIFICATES BY TENANT	(36)

ARTICLE FORTY-TWO	RESTRICTIONS ON TENANT’S USE	(36)

ARTICLE FORTY-THREE	HAZARDOUS MATERIALS	(37)

ARTICLE FORTY-FOUR	MISCELLANEOUS	(37)

ARTICLE FORTY-FIVE	CONSTRUCTION OF OFFICE IMPROVEMENTS	(37)

ARTICLE FORTY-SIX	EXISTING LEASE	(39)

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SCHEDULES AND EXHIBITS

SCHEDULE A –	RULES AND REGULATIONS

EXHIBIT A –	FLOOR PLANS

A-1 –	FIRST FLOOR

A-2 –	SECOND FLOOR

EXHIBIT B –	CERTIFICATE OF OCCUPANCY

EXHIBIT C –	WORK LETTER

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THIS LEASE made this 29th day of February, 2000 between THE RECTOR CHURCH–WARDENS AND VESTRYMEN OF TRINITY CHURCH IN THE CITY OF NEW YORK, a religious corporation (hereafter referred to as “the Landlord”), having its offices at 74 Trinity Place, Borough of Manhattan, City, County and State of New York, and COMET SYSTEMS, INC. (hereafter referred to as “the Tenant”), a New York corporation, having an address at 143 Varick Street, New York, New York.

WITNESSETH

That the Landlord hereby lets and leases to the Tenant, and the Tenant hereby takes and hires from the Landlord, the following described space: a portion of the first and the entire second floor (such space is hereafter referred to as “the premises” and shown as the cross-hatched area on Exhibits “A-1 and A-2” annexed hereto) in the building known by street number as No. 143-45 Varick Street, in the Borough of Manhattan, City, County and State of New York (hereafter referred to as “the building”), with the privilege to the Tenant of using (subject to such rules and regulations as the Landlord shall from time to time prescribe) the necessary entrances and appurtenances to the premises, reserving to the Landlord all other portions of the building not herein specifically demised. This letting is upon the following covenants and conditions, each and every one of which the Tenant and the Landlord covenant and agree to keep and perform.

ARTICLE ONE
TERM; RENT; FREE RENT

(a)
The term shall commence at noon, Standard Time, on the date set forth above (the “Commencement Date”), and shall expire at noon, Standard Time, on the last day of the month in which the seventh anniversary of the Commencement Date occurs (or until such term shall sooner cease and expire or be terminated as hereinafter provided) (the “Expiration Date”), at an annual rent (the “fixed rent”) of:

(i.)
During the period commencing on the Commencement Date and ending on three months and fifteen days after the Commencement Date, the annual rent shall be Three Hundred Thirty Seven Thousand Two Hundred Sixty and 00/100 Dollars ($337,260.00), payable in equal monthly installments of Twenty Eight Thousand One Hundred Five and 00/100 Dollars ($28,105.00).

(ii.)
During the period commencing three months and sixteen days after the Commencement Date and ending on the day immediately preceding the first anniversary of the Commencement Date, the annual rent shall be Six Hundred Eighty Three Thousand Seven Hundred Sixty and 00/100 Dollars ($683,760.00) payable in equal monthly installments of Fifty Six Thousand Nine Hundred Eighty and 00/100 Dollars ($56,980.00).

(iii.)
During the period commencing on the first anniversary of the Commencement Date and ending on the day immediately preceding the second anniversary of the Commencement Date, the annual rent shall be Seven Hundred Eight Thousand One Hundred Eighty and 00/100 Dollars ($59,015.00).

(iv.)
During the period commencing on the second anniversary of the Commencement Date and ending on the day immediately preceding the fourth anniversary of the Commencement Date, the annual rent shall be Seven Hundred Fifty Seven Thousand Twenty and 00/100 Dollars ($757,020.00), payable in equal monthly installments of Sixty Three Thousand Eighty Five and 00/100 Dollars ($63,085.00);

(v.)
During the period commencing on the fourth anniversary of the Commencement Date and ending on the day immediately preceding the fifth anniversary of the Commencement Date, the annual rent shall be Seven Hundred Eighty One Thousand Four Hundred Forty and 00/100 Dollars ($781,440.00), payable in equal monthly installments of Sixty Five Thousand One Hundred Twenty and 00/100 Dollars ($65,120.00); and

(vi.)
During the period commencing on the fifth anniversary of the Commencement Date and ending on the Expiration Date, the annual rent shall be Eight Hundred Five Thousand Eight Hundred Sixty and 00/100 ($805,860.00), payable in equal monthly installments of Sixty Seven Thousand One Hundred Fifty Five and 00/100 Dollars ($67,155.00).

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(b)
Fixed rent shall be payable in advance on the first day of each month during the term of this lease at the offices of the Landlord or at such other place as the Landlord may designate. The Tenant shall pay the fixed rent without demand therefore and without any set-off, deduction, abatement or offset whatsoever. If the Commencement Date occurs on a day other than the first day of a calendar month, the fixed rent for such calendar month shall be pro-rated based on the number of days in the month. All rent payments shall be paid in lawful money of the United States of America, which shall be legal tender in payment of any debts and dues, public and private, at the time of payment by good and sufficient check subject to collection and drawn on a New York City bank or trust company which is a member of the New York Clearinghouse Association.

(c)
All Sums and charges other than fixed rent rude and payable by the tenant pursuant to this lease, including, without limitation, charges for electricity (as defined in Article TEN), escalation charges (as defined in Article THIRTY) and late charges assessed pursuant to this lease are called “additional rent”. All regularly recurring items of additional rent, including, without limitation, escalation charges which are payable on a monthly basis pursuant to the provisions of Article THIRTY, shall be due and payable together with the fixed rent on the first day of each month during the term of this lease. All other items of additional rent shall be paid to the landlord within ten days after delivery of a notice or demand therefore, unless otherwise set forth herein. Fixed rent and additional rent are collectively referred to herein as “rent”. The failure of the Tenant to make any payment of additional rent shall entitle the Landlord to exercise all of the rights and remedies provided herein for the non-payment of fixed rent.

(d)
If at the Commencement Date, the Tenant is in default in the payment of rent to the landlord pursuant to the terms of any other or any prior lease with the Landlord, or with a predecessor in interest of the Landlord, The Landlord may, at its option and without notice thereof to the Tenant, add the amount of such arrears to any monthly installments of rent due under this lease and the same shall be payable to the Landlord as additional rent.

(e)
If any installment of rent shall not be paid within seven (7) days following the date on which the same shall be due and payable pursuant to this lease then, in addition to, and without waiving or releasing any other rights and remedies of the Landlord, the tenant shall pay to the Landlord a late charge of one (1%) percent per month computed (on the basis of a 30-day month) from the date on which each such installment became due and payable to the date of payment of the installment on the amount of each such installment or installments, as liquidated damages for the Tenant’s failure to make prompt payment, and the same may be collected on demand.

(f)
In the event any checked issued by the Tenant is dishonored for any reason, the Tenant shall submit a replacement check within three (3) days following notice from the landlord that the check was dishonored. Tenant’s failure to submit a replacement check within such time period shall constitute an event of default under this lease.

(g)
Notwithstanding the foregoing, provided no Event of Default shall have occurred, which Event of Default results in the commencement of a non payment or holdover summary proceeding in which the Landlord prevails, the Tenant shall be relieved of the obligations to pay the monthly installment of fixed rent as follows.

(i)	for the two month period commencing on the first day of the twelfth month after the commencement Date and ending on the last day of the thirteenth month after the Commencement Date; and

(ii)	for the one-month period commencing on the first day of the twenty-fifth month after the commencement Date, and

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(iii)	for the one month period commencing on the first day of the twenty-eighth month after the Commencement Date, and

(iv)	for the one month period commencing on the first day of the thirty-first month after the Commencement Date, and

(v)	for the one month period commencing on the first day of the thirty seventh month after the commencement, and

(vi)	the Tenant shall receive an abatement in fixed rent in the amount of $ 26,812.50 during the forty third month of the tern of this lease.

The Tenant shall during such abatement period pay all other amounts due under this lease, including but not limited to any additional rent payable pursuant to Article THIRTY of this lease and any service charges for electric current or water, if applicable. Upon the occurrence of an Event of Default, which as aforesaid, results in the commencement of a non payment or holdover summary proceeding in which the Landlord prevails, the fixed rent at the monthly rate set forth in this lease shall be payable during the period in which the Tenant would otherwise be entitled to the use of the premises free of fixed rent. Any such rent payment shall be paid within five days after the demand therefore and shall constitute addition rent under this lease.

ARTICLE TWO
USE

(a)
The Tenant shall use the premises only for general and executive offices, and computer programming in connection with the Tenant’s software development business and, subject to the Certificate of Occupancy for the building and compliance by the Tenant with all applicable laws, rules and regulations, the following uses, provided they are incidental and ancillary to the use of premises by the Tenant as offices: (i) panty and lunchroom use for the reheating (but not cooking ) and consumption of food and beverages, including the sale of food and beverages by vending machines, (ii) installation and operation of electronic date word processing , reproducing equipment, telecopier, telex, and similar type equipment, each of the foregoing ancillary uses being exclusively for the use of Tenant’s employees, staff, and business visitors, and not for the general public.

(b)	If any portion of the premises consists of basement space, such portion shall be used only for storage purposes.

ARTICLE THREE
REPAIRS; NOISE AND VIBRATION

(a)
The Tenant shall take good care of the premises and the fixtures, appurtenances, equipment and facilities therein and shall make, as and when needed, all repairs to be equal in quality to the original work provided that the Tenant shall not be obligated for structural or exterior repairs to the building or for repairs to the systems and facilities of the building, other than fixtures, appurtenances, equipments and facilities in the premises, except where structural or exterior repairs or repairs to such systems and facilities are made necessary by reason of one or more of the occurrences described below in clauses (i) through (iv) of this Article THREE (a). All repairs for which the Tenant is responsible pursuant to this Article shall be made by a contractor reasonably approved by the Landlord. Should the Tenant fail to repair promptly after notice from the Landlord any condition in or about the premise or the fixtures, appurtenances, equipment and facilities there in which is of such a nature that its neglect would result n damage or danger to the building, it’s fixtures, appurtenances, facilities, and equipment, or to its occupants (of which Landlords’ judgment shall be conclusive) or, in the case of repairs of any other nature, should the Tenant have failed to make the repairs required to be made by the tenant hereunder or to have begun in good faith, the work necessary to make them within fifteen days after notice from the Landlord of the condition requiring repair, the Landlord may, in either such case, immediately enter the premises and make the required repairs at the reasonable expense of the tenant. The Landlord may make, at the expense of the tenant, any repairs to the building or to its fixtures, appurtenances, facilities or equipment, whether of a structural or any other nature, which are required by reason of damage or injury due (i) to the negligence or the willful acts of the Tenant or its employees, agents, licenses or visitors: (ii) to the moving into or out of the building, of property being delivered to the Tenant or taken from the premises by or on behalf of the tenant; (iii) to the installation, repair or removal, use or operation of the property of the Tenant in the premises; or (iv) to the faulty operation of any machinery, equipment or facility installed in the premises by or for the Tenant. The Tenant will pay the reasonable out of pocket cost of any repairs made by the Landlord may, at its option, add such amounts to any installment or installments of rent due under this lease and collect the same as additional rent. The liability of the Tenant under this Article THREE shall survive the expiration or other termination of this lease.

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(b)
Except to the extent hereinabove set forth, and subject to the provisions of Article Sixteen, the Landlord shall maintain in working order and repair the rood and exterior of the building (including without limitation the exterior of the windows, including latches, hinges and glazing) and the public portions of the building interior and the building plumbing, electrical and heating systems serving the premises, it being agreed that the Landlord shall not be obligated to install such systems to the extent they do not presently exist in the building. The Tenant shall be obligated at its sole cost and expense, to maintain during the term of this lease a full service contract with a reputable air-conditioning maintenance company for the maintenance and repair of the air conditioning system serving the premises (both the form of contract and company to be subject to the Landlord’s prior approval) The Tenant shall give prompt notice of any defective condition in the premises for which the Landlord may be responsible hereunder. There shall be no allowance to the Tenant for diminution in rental value and no liability on the part of the Landlord or others making repairs, alterations, additions, or improvements in or to any portion of the building or the premises or in and to the fixtures, appurtenances or equipments thereof. It is specifically agreed that the Tenant shall not be entitled to any set off or reduction of rent by reason of any failure of the Landlord to comply with the provisions of this or any other Article of the lease.

(c)
Tenant shall not install or maintain equipment, machinery or manufacturing equipment of any description in the premises, the operation of which produces noise or vibration which is transmitted beyond the premises. If the tenant does install such equipment or machinery and the Landlord deems it necessary that the noise or vibration of such machinery or equipment be diminished, eliminated, prevented or confined to the premises, the Landlord may, at its election, give written notice to the Tenant, requiring either (i) that the Tenant immediately remove said equipment from the premises or (ii) that the Tenant provide and install rubber or other approved settings for absorbing, preventing or decreasing the noise or vibration of such machinery or equipment within fifteen days. The reasonable judgment of the Landlord of the necessity of such material as the Landlord may reasonably direct. Should the Tenant fail to comply with such request with fifteen days, the Landlord may do the work necessary to absorb, prevent or decrease the noise or vibration of such machinery or equipment and the Tenant will pay to the Landlord the reasonable thirty party out of pocket cost of suck work within ten days after demand or such cost may, at the option of the Landlord, be added to any installment or installments of rent under this lease and shall be payable by the Tenant as additional rent.

ARTICLE FOUR
ALTERATIONS AND FIXTURES

(a )
 The Tenant shall not make any alteration, addition or improvement in or upon the premises, nor incur any expense therefore, without having first obtained the written consent for alterations, additions or improvements which are decorative in nature, such as painting or carpeting (although the Tenant shall give the Landlord prior written notice of the performance of such work). If the Tenant shall desire to make alterations, additions or improvements to fit out the premises for the Tenant’s use which will not affect the exterior of the building or adversely affect the structure of the building or the operation of any of the systems or facilities of the building for the use of any tenant or violate the requirements of government hereafter referred to, the Landlord’s approval will not be unreasonably withheld or delayed. In no event shall the Tenant make any alteration at any time when an Event of Default is outstanding. Any and all alterations may be made only subject to and in compliance with the following, as well as all other rules and regulations promulgated by the Landlord with respect to the performance of alterations.

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(i.)
Prior to the commencement of any alteration, The Tenant shall, except in an emergency give at least 30 days notice to Landlord for all alterations and shall obtain the Landlord’s prior approval of the licensed architect and/or licensed professional engineer and the contractors and/or mechanics selected by the Tenant. The Tenant shall obtain the Landlord’s written approval of detailed plains and specifications prepared by the approved architect and/or engineer and reimburse the Landlord for its out of pocket expense n reviewing such plans and specifications, and no alterations shall be made except as are in all material respects in accordance with such plans and specifications or any approved changes thereto. If requested by the Landlord, the Tenant shall submit a copy of the general contractor’s contract or other contract for the alterations which shall show the cost thereof.

(ii.)
No alteration shall be commenced until the Tenant shall have obtained and paid for all required permits and authorizations of any City, State or Federal government agency or any board, bureau, department or body there of, having or asserting jurisdiction, copies which shall be supplied to the Landlord.

(iii.)
Prior to the commencement of any alteration, the Tenant shall submit to the Landlord duplicate original policies or certificates thereof of worker’s compensation insurance covering all persons employed in connection with the work and builder’s all risk and comprehensive general public liability insurance in such amounts and with such companies as may be approved by the Landlord and such coverage shall be maintained until all such alterations have been completed. Such policies shall name the Landlord and any mortgagee or holder of any ground or underlying lease as additional named insureds.

(iv.)
Upon completion of the alterations, the Tenant, at the Tenant’s expense shall obtain certificates of final approval as may be required by any governmental agency, board, bureau, depart or body thereof, and shall deliver such approvals to the Landlord, together with “s built” plans and specifications for such alterations. In addition, one copy of final drawings shall be delivered to the Landlord in AutoCad, Release 14 format, either on a 3.5 disk or CD Rom, or such other format as shall from time to time be reasonably designated by the Landlord.

(v.)
The cost of all alterations shall be paid hen due so that the premises shall at all times be free of liens for labor and materials supplies or claimed to have been supplies to the premises and free from any encumbrances, or security interests.

(vi.)
All alterations, additions or improvements shall be made and installed in a good womanlike manner and shall comply with all requirements, by law, regulation or rule, of the Federal, State and City Governments and all subdivisions and agencies thereof, and with the requirements of the New York Fire Insurance Exchange, New York Board of Fire Underwriters and all other bodies exercising similar functions, and shall conform to any particular requirements of the Landlord expressed in its consent for the making of any such alterations, additions, and improvements. The Landlord’s review and approval of the Tenant’s plans shall not constitute, nor be deems to constitute a representation or agreement by the Landlord that such plans and specifications comply with such requirements. Such compliance shall be the sole responsibility of the Tenant.

Any such work once begun shall be completed with all reasonable dispatch, but shall be done at such time and in such manner as not interfere with the occupancy of any other tenant or the progress of any work being performed by or on account of the Landlord. If requested to do so by the Tenant in connection with the Landlord’s approval of any alteration, addition or improvement, the Landlord will advise the Tenant whether the alteration, addition or improvement will be required to be remove by the Tenant at the expiration or earlier termination of this lease may remain upon the premises to become the property of the Landlord. If no such advice is given by the Landlord, the provision of subdivision (b) of this Article shall apply.

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(b)
All Alterations, additions or improvements, which may be made or installed in or upon the premises (whether made during or prior to the term of this lease or during the term of any prior lease of the premises by the Landlord, The Tenant or any previous tenant) Except the furniture, trade fixtures, stock in trade, and like personal property of the Tenant, shall be conclusively, deemed to be part of the freehold and the property of the Landlord, and shall remain upon the premises, and, upon the expiration or any termination of the term of this lease, shall be surrendered therewith as a part thereof, unless the Landlord shall, prior to expiration or termination of the term, notify the tenant that any or all of such alterations, additions or improvements shall be removed, in which event, the tenant shall remove the same in accord with the Landlords notice at its own cost and expense at or prior to the expiration or termination of the term. The Tenant, at or prior to the expiration or any termination of the term of this lease shall, at its own expense remove all its furniture, trade fixtures, stock in trade and like personal property. The tenant shall restore and repair, at its own cost and expense, any damage or disfigurement of the premises occasioned by any such removals or remaining after such removals, so as to leave the premises in good order and condition or, the landlord, at its option, may do such restoration and repair and the tenant will pay the cost thereof upon demand. If any furniture, trade fixtures, stock in trade or other personal property of the tenant shall not be removed at the expiration or any termination of this lease, the landlord, at the landlords option, may treat the same as having been irrevocably abandoned, in which the tenant shall have no further right, title or interest therein and the landlord may remove the same from the premises, disposing of them in any way which the landlord sees fit to do and the tenant shall on demand pay to the landlord the expense incurred by the landlord for the removal thereof as well as the cost of any restoration of the premises above provided. The tenant’s obligations under this subdivision (b) of this Article FOUR shall survive the expiration of this lease.

(c)
The Landlord may at any time during the term of this lease, change the arrangement or location of the entrance or passageways, doors and doorways, and the corridors, elevators, stairs, toilets or other parts of the building used by the pubic or in common by the Tenant and other parts of the building used by the public or in common by the tenant and other Tenants (including without limitation, the conversion of elevators from a manually operated to an automatic self service basis) and may alter staffing of the building and the scale and manner of the operation thereof, provided that the services to which the tenant is entitled as specified in this lease are not diminished and may alter the facilities, fixtures, appurtenances and equipment of the building as it may deem the same available, or as it may be required so to do by any governmental authority law, rule or regulation. The landlord may change the name, street number or designation by which the building is commonly known.

(d)
The Tenant shall not at any time prior to or during the term of this lease, directly or indirectly, employ or permit the employment of any contractor, mechanic or laborer in or about the premises, whether in connection with any alteration or improvement or the providing of any services or otherwise, if such employment would, in the judgment of the Landlord, disrupt, or interfere or cause any conflict wit, any other contractors, mechanics, or laborers engaged by the Landlord or any other tenant in the building. In the event of any such disruption, interfere or conflict, the Tenant, upon demand of the Landlord, shall immediately cause all contractors, mechanics or laborers causing such disruption, interference or conflict leave the building.

ARTICLE FIVE
COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS

The Tenant shall be responsible for compliance with the Americans with Disabilities Act of 1990 (“ADA”). The Landlord shall remove, at its expense, all linoleum in the second floor portion of the premises which contains asbestos-containing materials, but except as aforesaid, the Landlord shall have no responsibility to remove or encapsulate any asbestos which may now or hereafter be found in the premises of the building. The tenant shall promptly comply, at the tenant’s own expense, with all other laws, ordinances, regulations and requirements now or hereinafter enacted, of the City, State and Federal Government and all subdivisions and agencies thereof, and the New York Fire Insurance Exchange, the New York Board of Fire Underwriters, and of any fire insurance rating organization, and of all other departments, bureaus, officials, boards and commissions with regard to the premises or the use thereof by the tenant including, without limitation, New York City Local Law No. 5 and 58, provided that except with respect to ADA compliance, which shall be responsibility of the Tenant, the Tenant shall not otherwise be required to make structural alterations or additions to the premises, except where the same are required by reason of the tenant’s manner of use of the premises, repairs or alterations performed in the premises by the Tenant, any cause or condition created by or on behalf of the tenant or a breach by the tenant of any of the terms, covenants, provisions or conditions of this lease to be performed by the Tenant. The Tenant will not permit the maintenance of any nuisance ipon the premises or permit its employee, licenses or visitors to do any illegal act therein, or in and about the building after notice thereof from the Landlord. If any such law, ordinance, regulation or requirement shall not be promptly complied with by the Tenant when the tenant is obligated to do so, then the landlord may, at its option, pay such fine or penalty, which the tenant agrees to repay to the landlord, with interest from the date of payment, as additional rent. Notwithstanding the foregoing, the Landlord agrees that it shall not require the tenant to perform any work in the premises in order to comply with the provisions of the ADA or New York City Local Law #58 unless the failure to perform such work may result in the conditions set forth in clauses (i)-(iv) in Article TWENTY-FIVE (a)(9) or the filing of a violation against the building or premises, or subject the Landlord to any civil liability whether arising out of a third party lawsuit or otherwise.

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ARTICLE SIX
RULES AND REGULATIONS

The Tenant and the Tenant’s employees and any other persons subject to the control of the Tenant, shall well and faithfully observe all the rules and regulations affecting the premises, the building or the equipment, appurtenances, facilities and services thereof, hereafter promulgated by the Landlord. The Landlord may at any time and from time to time prescribe and regulate the placing of sages, machinery and other things and regulate which elevator and entrance shall be used by the Tenants employees and for the tenants shopping and may make such other and further rules and regulations as in its judgment may, from time to time, be needed or desirable for the safety, care or cleanliness of the building and for the preservation of good order therein. The Landlord shall not be liable to the Tenant for Violations of any rules and regulations by any other Tenant and its servants, employees, agents, visitors or licenses. Notwithstanding the foregoing, the Landlord agrees that it shall not discriminate against the Tenant in the enforcement of the Rules and regulations promulgated by the Landlord for the building.

ARTICLE SEVEN
PLATE GLASS

The Landlord may, at its option, either at the Tenant expense, keep the glass, if any, in the premises insured in the name of the Landlord against loss or damage, the premium for which, whether by separate policy or as a part of a schedule of another policy, shall be paid by the tenant to the landlord, upon demand or (ii) require the Tenant, at the Tenant’s expense to keep the plate glass, if any, in the premises insure in the name of the Landlord against loss or damage, in which event, the tenant shall deliver such policy and evidence of due payment of the premium therefore to the Landlord. The Tenant shall promptly replace at its own expense any and all plate and other glass damaged or broke from any cause whatsoever in and about the premises. If the tenant fails to do so the landlord shall have the right to replace such ass at the tenants expense.

ARTICLE EIGHT
CARE OF SIDEWALKS

The Landlord shall, at its own expense keep the sidewalk, gutter and curb in front of the premises in a clean condition.

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ARTICLE NINE
LANDLORD’S ACCESS TO THE PREMISES

(a)
The Tenant shall without in any way affecting the tenant’s obligations hereunder, and without constituting any eviction, permit the Landlord and its agents and designees: (i) at all reasonable hours, to enter the premises and have access thereto, for the purpose of inspecting or examining them and to show them to other persons; (ii) to enter the premises (including, specifically, all mechanical and air conditioned rooms located therein) to make repairs and alterations and to do any work on the premises or any adjoining premises or property (including, but not limited to, the shoring up of the building) and to take in any of the foregoing instances, any space needed therefore; sand (iii) during the six months preceding the termination hereof, to place and maintain thereon the usual “for rent” notices. The Tenant shall permit the Landlord to erect and maintain ducts, pipes and conduits in and through the premises. In the exercise of the rights of the Landlord reserved under this Article NINE, the landlord will do so in a manner which minimizes the interference with the tenant’s use of the premises so far as practicable and where ducts, pipes or conduits are to be erected through the premises will locate them alone walls or ceiling wherever practical.

(b)
In the event that the premises shall, in the Landlord’s judgment, become substantially vacated before the expirations of this lease, or in the event the Tenant shall be removed by summary proceedings or in the event the tenant shall be removed by summary proceedings or in the event that, during the last month of the term, the tenant shall have moved all or substantially all of the Tenant’s property there from, the Landlord may immediately enter into and upon said premises for the purpose of decorating, renovating or otherwise preparing same of a new tenant, without thereby causing any abatement of rent or liability on the Landlord’s part for other compensation, and such acts shall have no effect upon this lease.

(c)
If the Tenant or an officer or authorized employee of the tenant shall not be personally present to open and permit an entry into said premises, at any time, when for any reason an entry therein shall be necessary or permissible hereunder, the Landlord or the Landlord’s agents, may enter the same by a master key or may forcibly enter the same without rendering the landlord or such agents liable therefore (if during such entry the Landlord shall accord reasonable care to the Tenant’s property) and without in any manner affecting the obligations and covenants of this lease and in no even shall any such entry by the landlord or its agents be deemed an acceptance of a surrender of this lease, either expressed or implied, nor a waiver by the Landlord of any covenant of this lease on the part of the tenant to be performed.

ARTICLE TEN
ELECTRIC CURRENT; LIVE STEAM

(a)
So long as electric current is to be supplies by the Landlord, the Tenant covenants and agrees to purchase the tenants requirements therefore at the premises from the landlord of the landlords designated agent at a price equal to 108% of the rates (as hereinafter defined) set forth in the rate schedule of Consolidated Edison Company of New York, Inc. applicable to the building (or the conjunctional group in which the building is included) plus an amount equal to all sales, use and gross receipt taxes and other governmental charges or levies, generally applicable to the purchase and sale of electricity in New York City (and without regard to whether the Landlord is exempt from paying or collecting any such tax, charge or levy) Provided however that if such rate schedule includes any adjustment for time of day for either demand or consumption, the rate applicable to the tenants demand for an consumption of electricity, shall be that specified for the peak period. As used herein, the term “rates” shall mean the rates for all components of the aggregate cost of purchasing electricity for the building, including, without limitation, all charges related to the generation, transmission, distribution and service and all charges for consumption and demand (including, without limitation, all seasonal and time of day adjustments and fuel escalation charges relating top such consumption and demand charges). All amounts payable under this Article TEN shall constitute additional rent for the purpose of the enforcement of the Landlord’s rights

(b)
Where more than one meter measures the service of the Tenant in the building, the service rendered through each meter may be computer and billed conjunctively as if on a single meter in accord with the rates herein provided for. The Tenant shall pay, within ten days after demand therefore, the bills for electric current furnished or the Landlord may, at its option, add such amounts to any installment or installments of fixed rent due under this lease and collect the same as additional rent. The tenant shall comply with such rules, regulations, and contract provisions as are customarily prescribed by the public service corporations supplying such services for consumption to similar to that of the Tenant.

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(c)
The Landlord shall provide a total connected load of up to 10 watts per rentable square foot of 3 phase 4 wire electric power with full neutrals for all of the Tenant’s electrical consumption (inclusive of the air conditioning system). The Tenant agrees that its usage shall not exceed the capacity of existing feeders to the floor.

(d)
Should the Landlord at any time, be prevented from furnishing the foregoing service due to a change of rate or regulation of the Public Service Commission or due to any rate or regulation of the public utility corporation, serving the building, or if the Landlord for any other reason determines to discontinue the service, the landlord may do so , and will give the tenant not less than ninety (90) days notice of the date in which the service will be discontinued, if landlord is prevented from furnishing such service due to any rate or regulation. If the Landlord discontinues service for any other reason, it shall discontinue the supply of electric current at such time as the tenant is able after commercially reasonable efforts, to obtain alternative electrical service. Beginning with the date on which such service by the landlord is discontinued, the tenant shall purchase its requirements for electric current from the public utility serving the area directly. The landlord shall permit the Landlords wire and conduits, to the extent to which they are safely available for such use and the extent to which they may be so used under any applicable regulations (including those of such public utility) to be used for the purpose. Should the supply of electric current by the Landlord be discontinued as a result of the Landlords decision to discontinue such services, any additional or other wiring, conduits, meters or distribution equipment which is required in order to permit the Tenant to receive such direct service shall be installed by the Landlord at its sole cost and expense. Is such service is discontinued at the request of the Tenant (which request is subject to the Landlord’s prior approval) the cost of such wiring, conduits, meters and distribution equipment shall be the responsibility of the tenant and if such service is discontinued due to any rate or regulation of the public utility corporation serving the building such costs shall be home equally by the parties Landlord may at its sole option determine that a single meter will be utilized for the premised for electric billing purposes.

(e)
The Landlord shall not in any way be liable or responsible to the Tenant for any loss or damage or expense which the Tenant may sustain or incur if either the quantity or character or electric service is changed by the utility or is no longer available or suitable for the tenant’s requirements, nor shall the Landlord be in any way responsible for any interruption of service due to breakdowns, repairs, malfunction of electrical equipment or any other cause relating to electrical service which is beyond the Landlord’s reasonable control. The Tenant covenants and agrees that at all times it use of electric current shall never exceed the above stated capacity. If in the Landlord’s sole reasonable judgment, the tenant’s electrical requirements necessitate installation of an additional riser, risers or other necessary equipment, the same may be installed by the Landlord at the sole cost and expense of the Tenant, which shall be chargeable and collectible as additional rent. If the Tenant makes written request to install a riser or risers to supply the Tenant’s electrical requirements , such request shall be subject to the prior written consent of the Landlord in each instance, and such riser, risers or other equipment shall be installed by the Landlord, (and the Tenant shall be responsible for the reasonable out of pocket costs incurred by Landlord) If in the Landlord’s sole judgment, the same are necessary and will not cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. If the Tenant is not utilizing the full electrical capacity available to the premises. The Landlord Shall have the right to make such excess capacity available to the premises, the landlord shall have the right to make such excess capacity available to other occupants of the building.

(f)
If there be any facilities for the supply of live steam in the building, such steam shall be supplied to the tenant only if separate agreements are made therefore and pursuant to such arrangements. In the event that such separate agreements shall be made, the appropriate provisions of the Article TEN shall be applicable thereto.

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ARTICLE ELEVEN
CONDEMNATION AND DEMOLITION

(a)
If the premises or any part thereof, shall be taken or condemned for any public or quasi public use (other than for temporary use or occupancy) this lease and the term hereby granted shall terminate as of the date of vesting of title by reason of such taken. If any other part of the building shall be so taken and such taking shall, in the judgment of the Landlord, make the operation of the building impractical, unprofitable or uneconomical or would make substantial structural alterations or reconstruction of the building necessary (even though no part of the premises be taken) The landlord may, at its option, give to the Tenant, at anytime after the besting of Title and prior to the actual taking of possession, thirty (3) days notice of intention to terminate this lease, and upon the date designated in such notice, this lease and the term hereby granted shall terminate. Anything herein to the contrary notwithstanding, if twenty-five (25%) perfect or less of the premises shall be so acquired or condemned, the Landlord, at its option, may elect not to terminate this lease and, in such case the Landlord Shall, at its expense, restore that part of the premises not so acquired or condemned to a self contained rental unit exclusive of the Tenant’s alterations. Notwithstanding the provisions of the immediately preceding sentence, if twenty-five (25%) percent or less of the premises shall be acquired or condemned, and if the Landlord as elected not to terminate this lease, the Tenant may give to the Landlord not less than thirty days notice that it elects to terminate this lease, the tenant may give to the Landlord not less than thirty days notice that it elects to terminate this lease, the tenant may give to the landlord not less than thirty days notice that it elects to terminate this lease if, in the reasonable judgment of the tenant, the taking of such portion would not allow the tenant to conduct its business as contemplated hereunder in the remaining portion of the premises. In No event shall any condemnation award be apportioned, and the tenant hereby assigns to the Landlord all right and claim to any part of such award, but the rent, and all other sums payable by the Tenant shall be apportioned as of the date of any such termination of this lease with respect to all or part of the premises, as the case may be, and in the case of a partial taking, prospective rent obligations which are based on square footage shall be adjusted accordingly. Nothing contained in the foregoing portion of the Article ELEVEN shall be deemed to prevent the tenant’s making claim for and retaining an award for the damage to or loss of value of its trade fixtures and such of the installations made by the Tenant as remain the Tenant’s property or from making claim for and retaining any award which may be made to the tenant for the tenants moving expenses if, and to the extent that, the award to be claimed and retained by the Tenant is independent of and does not result in a diminution of the award, and is not payable out of the award to the Landlord for taking of the Land, building and the Landlord’s other property.

(b)
If the Landlord shall desire to demolish the building wherein the premises are located, the Landlord shall have the right and option to terminate the term of this lease at any time during the term thereof upon giving to the Tenant not less than twelve months notice of the landlord’s election to terminate this lease and of the date, which shall be the last day of calendar month, not less than twelve months following the date of the Landlord’s notice of election to terminate, on which Landlord elects that this lease shall terminate and come to an end, together with an affidavit, sworn to by an officer of the landlord, if the landlord at such time is a corporation, or by a general partner of the landlord, If the landlord at such time is a partnership, or by the Landlord, if the landlord at such time is an individual, to the effect that the Landlord, its successor in interest or a lessee intends to demolish the building containing the premises. If such notice and affidavit are given to the Tenant, then this lease shall terminate and come to an end on the date of termination specified in the Landlord’s notice, as if that date were the date originally fixed for the termination of the term of this lease, and on such date the Tenant shall quit, vacate and surrender up the premises in accord with the provisions of this lease relations to surrender at the expiration of the term. Anything to the contrary notwithstanding, if the landlord delivers a termination notice, the tenant may, at its option, and on thirty (30) days prior notice to the Landlord, accelerate the termination date; during the six month period prior to the termination date set forth in the Landlord’s notice. Provided no Event of Default shall have theretofore occurred and be continuing hereunder, including, without limitation, the tenant’s obligation to vacate the premises on the date set forth in the Landlord’s notice, then not later then thirty (30) days following the Tenant’s Unamortized Improvement Expenses” shall mean a sum equal to the next expenditures actually incurred by the Tenant during the first twelve (12) months after the Commencement Date (Over and above any amount reimbursed by the Landlord to the Tenant pursuant to Article FORTY-FIVE of this lease) for alterations and improvements in the premises (excluding items of moveable furnishing, machinery and equipment) which next expenditures shall not, for purposes of this Article, exceed 244,000.00, multiplied by a fraction (x) the numerator of which shall be the number of months in the period commencing with the date of the termination of this lease pursuant to this Article and ending with the Expiration Date and 9y) the denominator of which is 84. If the Tenant shall make alterations and improvements in the premises at its expense with the respect to which it may wish to have the benefit of reimbursement pursuant to this Article, the tenant shall furnish the Landlord within 60 days following the completion of the alterations and improvements with a statement, in writing, certified to be correct by an officer or partner of the Tenant setting forth the amount of the Tenant’s expenses for each such alteration and improvement and soft costs. The Tenant shall also furnish the Landlord with Receipted copies of bills and such other additional information as the Landlord may reasonably request.

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ARTICLE TWELVE
MECHANIC’S LIENS

The Tenant will not permit, during the term hereby granted, any mechanic’s or other lien or order for payment of work, labor, services, or materials furnished or to be furnished to attach to or affect the premises or any portion thereof, and agrees that no such lien or order shall under any circumstances attach to or affect the fee, leasehold or other estate of the Landlord herein, or the building. The Tenant’s obligations to keep the premises in repair, and it’s right to make alterations therein, if any shall not be construed as the consent of the Landlord to the furnishing of any such work, labor or materials within the meaning of any present of future lien law. Notice is hereby given that the Tenant has no power, authority or right to do any act or to make any contract which may create, or be the foundation for, any lien upon the fee or leasehold estate o the landlord in the premises or upon the land or building of which they are a part or the improvements now erected or hereafter to be erected upon the premises or the land, or building of which the premises are a part: and if any such mechanic’s or other lien or order shall be filed against the premises or the land or building of which the premises are a part, the Tenant shall, within thirty(30) days thereafter, discharge sad lien or order by payment, deposit or by bond fixed in a proper proceeding according to the law. If the tenant shall fail to take such action, or shall not cause such lien or order to be discharged within (30) days after the filing thereof, the Landlord may pay the amount of such lien or discharge the same by deposit or by bond or in any other manner according to law, and pay any judgment recovered in any action to establish or foreclose such lien or order, and any amount so paid, together with the expenses incurred by the Landlord, Including all attorney’s fees and disbursements incurred in any defense of any such action, bonding or other proceeding, shall be deemed additional rent. Any reasonable expenses incurred by the landlord in connection with examination of title to the premises in order to ascertain the existence of any lien or encumbrance and the discharge of record thereof, shall be payable by the Tenant to the Landlord on demand, together with interest as aforesaid as additional rent.

ARTICLE THIRTEEN
SUBORDINATION

(a)
This lease, and all rights of the Tenant hereunder, are and shall be subject and subordinate to any and all mortgages now or hereafter liens either in whole if in part of the building, or the land on which it stands, and also to any and all other mortgages covering other lands or lands and building, which may now or hereafter be consolidated with any mortgage or mortgages upon the building and the land on which it stands or which may be consolidated and spread to cover the building and such land and any such other lands or lands and buildings, and any extensions, renewal or modifications thereof. This clause shall be self operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the building or the land on which it stands, and any extensions, renewals or modifications thereof. This clause be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the building or the land on which it stands. In confirmation or such subordination, the Tenant shall execute promptly any certificate, in recordable form, that the Landlord may reasonably request.

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(b)
The Landlord shall request from any future mortgagee of future lessor of any underlying lease, a subordination, non disturbance and attornment agreement (the SNDA Agreement”) for the benefit of the Tenant, in the then customary form of such mortgagee or lessor. If an SNDA Agreement is provided, the Tenant agrees that it will execute any document which may be reasonably required by such mortgagee or lessor to confirm the subordination of this lease. The Landlord shall have no liability if the mortgagee or lessor refuses or fails to enter into a SNDA Agreements and the failure of the mortgagee or lessor to enter into such Agreement shall not affect the validity of this lease, including, without limitation, the provisions of this Article THIRTEEN.

(c)
The Tenant hereby agrees that, in the event that any mortgagee shall succeed to the rights of the landlord , or if any Landlord of any underlying lease shall succeed to the position of the Landlord under this lease, then the Tenant will recognize such successor Landlord as the Landlord of this lease and pay the rent and attorn to and perform the provisions of this lease for the benefit of any such successor Landlord. No documentation other than this lease shall be necessary to evidence such attornment but the tenant agrees to execute any documents, in recordable form reasonably satisfactory to the Tenant, reasonably requested by the successor Landlord to confirm such attornment or to otherwise carry out the intent and purposes of this Article THIRTEEN.

(d)
If, in connection with obtaining financing or refinancing for the building of which premises form a part, a lender shall request modifications to this lease as a condition to such financing or refinancing, the tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations or reduce the rights of the Tenant hereunder or adversely affect the tenant’s leasehold interest. A provision requiring the Tenant to give notices of any defaults by the Landlord to such lender and/or permit the curing of such defaults by such lender together with the granting of such additional time for such curing may be reasonably required for such lender to get possession of the building shall not be deemed to increase the Tenant’s obligations or adversely affect the tenant’s leasehold interest. In no event shall a requirement that the consent of any such lender be given for any modification, termination, or surrender of this lease be deemed to materially adversely affect the leasehold interest hereby created.

(e)
Anything herein to the contrary notwithstanding, the Landlord represents and warrants to the Tenant that as of the date of this lease there is no mortgage or superior lease encumbering the premises or the building or the land upon which the building is located.

ARTICLE FOURTEEN
CERTIFICATE OF OCCUPANCY

(a)	A true copy of the Certificate of Occupancy of the building is annexed hereto as Exhibit B.

(b)
The Tenant shall immediately discontinue any use of the premises, which may, at any time, be claimed or declared by the City or State of New York or other governmental authority to be in violation of or contrary to Certificate of Occupancy of the building, or by reason of which any attempt may be made to penalize the Landlord or require the Landlord to secure any certificate of Occupancy other then the one, if any now issued for the building.

ARTICLE FIFTEEN
INTENTIONALLY OMMITED PRIOR TO EXECUTION

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ARTICLE SIXTEEN
FIRE AND OTHER CASUALTY

(a)
If the premises shall be damaged by fire, action of the elements or other casualty or cause which is within the risks covered by insurance carried by the Landlord, The Tenant shall give immediate notice thereof to the Landlord, and said damage shall be repaired by the Landlord, at the Landlord’s expense, with all reasonable speed, making due allowance for delay due to labor trouble, settlements of loss and other causes beyond the control of the Landlord, and the Tenant shall remove its property so as to facilitate the making of such repairs, and the rent shall be suspended during such period as the premises shall have been rendered wholly untenantable until five (5) days after the landlord notifies the tenant that the premises are substantially ready for the Tenant’s occupancy (or the premises are sooner occupied by the Tenant for the conduct of its business) and, in the event that the premises are rendered partially untenantable, the rent shall be abated during such period, in the proportion which the area of the premises which is rendered untenantable bears to the area of the whole premises. No damage to premises or the building by fire, or other cause, however extensive, shall terminate this lease, or give the Tenant the right to quit and surrender the premises, or impair any obligations of the Tenant hereunder, except with respect to the payment of rent (and with respect thereto the extent above provided) and except that (i) If the Damage shall be so extensive that the Landlord shall determine to demolish or substantially alter the building, whether or not the premises are affected, the Landlord, may at any time within one hundred twenty (120) days following the occurrence of the damage give to the Tenant thirty (30) days notice of intention to terminate this lease; (ii) If the damage to the premises is substantial so that the whole or substantially the whole of the premises is rendered untenantable by the Tenant of if 50% or more of the common areas of the building are destroyed or substantially damaged and the landlord does not within 60 days following the occurrence of the damage notify the Tenant of the Landlord’s intention to repair the damage to the premises so that the premises are again useable by the Tenant within a period of not more than 180 days following the occurrence of the damage subject to delays due to settlement of loss or delays of the kind described in Article THIRTY-FOUR of this lease, the tenant may cancel this lease by notice given within 10 days following the expiration of the said 180 day period, time being of the essence, and (iv) in the event of the occurrence of damage to the premises of the degree described above in clause (ii) of this paragraph (a) The Landlord may also elect to terminate this lease by notice of election to do so given within 60 days following the occurrence of the damage. If notice of election to terminate this lease shall be given as above provided, then upon the date for terminate and the rent shall be apportioned as of the date of the damage or as of such later date as Tenant may actually surrender possession. Nothing herein contained shall be deemed to obligate the Landlord to restore the tenant’s trade fixtures, equipment, stocks, furnishing, improvements or other property remaining the property of the Tenant. The Tenant acknowledges that the landlord will not carry insurance on the Tenant’s furniture or any fixtures or equipment, improvements or appurtenances removable by the Tenant and agrees that the Landlord will not be obligated to repair any damage thereto or replace the same. The Tenant hereby waives the provisions of Sections 227 of the Real Property Law and Agrees that the provisions of this Article SIXTEEN shall govern and control in lieu thereof.

(b)
The Tenant shall conduct its business and use the premises in such manner and so as not to increase the rate of fire insurance applicable to the building or any property located therein over the rates in effect prior to the commencement of the Tenant’s occupancy, and the tenant shall install and maintain all its furniture, fixtures, equipment, stocks and materials in such a manner to accomplish the foregoing purposes. The Tenant further agrees not to permit any act to be done or anything brought into or kept upon the premises which will void or avoid the insurer’s liability under any contract of fire insurance on the building or its contents. Should the fire insurance rate on the building be increased beyond the present rate by reason of the Tenant’s particular manner of use of the premises, as opposed to general office use, or the Tenant’s failure to comply with the terms hereof, the Tenant agrees to pay to the Landlord, on demand, the additional cost of such insurance, or at the option of the Landlord, the same may be added to any installment of rent and be payable as additional rent. The Schedule of the makeup of a rate issued by an authorized rating organization shall be conclusive evidence of the facts therein stated and of the items in the rate applicable to the premises.

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(c)
The Landlord, as to the premises and the tenant as to the improvements made therein at the Tenants expense and all of the Tenants stock, trade fixtures and other property in the premises shall each look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectable and to the extent permitted by law, the Landlord and the Tenant each hereby release in another or any one claiming through or under each of them by way of subrogation or otherwise from all liability for any loss or damage caused by fire or any of the risks enumerated in standard extended coverage insurance. This foregoing release and waiver shall be in force only if both releaser’s insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance, and also provided that such a policy can be obtained without additional premiums. The Landlord and the Tenant agree that their respective insurance policies will include the aforesaid clause so long as the party for whose benefit the clause is obtained shall pay such extra cost. If extra cost shall be chargeable therefore the party so affected shall advise the other thereof, of the amount of the extra cost and the other party at its election may pay the same or decline to so pay, in which event the release from liability given to said party by this article SIXTEEN shall be deemed to be withdrawn and of no force and effect.

(d)
The Landlord shall keep in full force and effect a policy of insurance against loss or damage by fire and such other risks and hazards as are insurable under standard forms of “all risk” insurance policies, with extended coverage, covering the building, in an amount sufficient to avoid the effects of co-insurance, in such amounts as the Landlord may deem appropriate.

(e)
If Notwithstanding the recovery of insurance proceed by the Tenant for loss, damage or destruction to its property, the Landlord is liable to the Tenant with Respect thereto or is obligated under this lease to repair or restore such damage, the amount of the net proceeds paid to the Tenant shall either be offset against the Landlord’s liability to the tenant, or shall be made available to the Landlord to pay for the cost of such repair or restoration.

ARTICLE  SEVENTEEN
CHANGE IN USE OF PREMISES, SUBLETTING AND ASSIGNMENT

(a)
The use to be made of the premises by the Tenant and the identity of the Tenant being among the inducements to the making of this lease by the Landlord, except as otherwise set forth herein, the Tenant shall not, without first having obtained the Landlord’s prior written consent thereto, which shall not be unreasonably withheld or delayed and otherwise in accordance with the terms of this lease, (i) sublet or underlet, or permit the subletting or under letting of the premises or any part thereof (ii) assign or transfer , by operation of law or transfer of stock or otherwise, this lease or any interest therein; (iii) use or permit the premises of any part thereof to be used for any other purposes other than those specified in the lease; (iv) Permit the premises or any part thereof to be occupied by anyone other than the Tenant or its officers or employees; or (v) mortgage or encumber this lease or any interest therein.

(b)
The Landlord agrees not to unreasonably withhold or delay its consent to any proposed assignment or subletting, provided, however that the landlord shall have the right to condition its consent to any proposed assignment or sublease on the following:

1)	No Event of Default shall have theretofore occurred and be continuing under this lease

2)
With Respect to a sublease, the Tenant shall collaterally assign to the Landlord, and grant the landlord a security interest in, the sublease and the rents payable thereunder and shall take all necessary steps required to perfect such assignment and security interest.

3)
The sublease shall include provisions to the effect that (i) if the Landlord shall notify the sublesse that the Tenant is in default in the payment of rent or in the performance of its other obligations under this lease beyond the expirations of applicable notice and cure periods, the subtenant shall, is so requested by the Landlord, pay all rent and other amounts due under the sublease directly to the Landlord (ii) notwithstanding any such payment by the subtenant directly to the Landlord, the term of the sublease shall terminate simultaneously with the termination of the term of this lease and the subtenant shall surrender the subleased premises upon such termination (iii) the sublease shall be subject and subordinate to this lease and to all matters to which this lease is or shall be subordinate, and (iv) any act or omission by the subtenant which , if performed by the Tenant would constitute an Event of Default under this sublease.

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4)
The proposed subtenant or assignee shall have a financial standing and propose to use the premises in a manner, which in the Landlord’s reasonable judgment, is in keeping with the landlord’s standards in such respect of the other office tenancies in other buildings of the Landlord. The Parties acknowledge that the Landlord, as a religious institution, may have special considerations in determining if the business or proposed use id a proposed subtenant or assignee is objectionable, and the parties agree that the Landlord’s reasonable judgment in such matters shall be conclusive.

5)
The Proposed assignee or subtenant shall not then be a tenant, subtenant or assignee of any space in the building or any other building then owned directly or indirectly, by the Landlord, nor shall the proposed subtenant or assignee be a person or entity with whom the Landlord is then negotiating to lease space in the building or any other building then owned, directly or indirectly by the landlord.

6)
The Premises shall not, without the Landlord’s prior consent have been publicly advertised (but may be listed) for subletting at a rental rate less than the prevailing asking rental rate then set by the Landlord for comparable space in the building, and if no comparable space is then available, at the prevailing rental rate set by the Landlord

7)	Intentionally Omitted

8)
Any proposed sublease shall provide that in the event of the termination of this lease, or the re-entry or dispossession of the Tenant by the Landlord under this lease, such subtenant shall, at the landlord’s option, attorn to the landlord as its sublessor pursuant to the then applicable terms of such sublease for the remaining term thereof, except that the landlord shall not be (i) liable for any previous act or omission of tenant as sublessor under such sublease, (ii) subject to any offset which theretofore accrued to such subtenant against the Tenant, (iii) bound by any modification of such sublease not consented to in writing by the landlord or by any prepayment of rent more than one month in advance, (iv) bound to return such subtenants security deposit until it has come into its actual possession and the subtenant would be entitled to its return pursuant to the terms of the sublease, and (v) bound by any obligation to make any payment to any subtenant or perform any work in the premises.

9)
The proposed assignee or subtenant is not entitled, directly or indirectly to diplomatic or sovereign immunity, and/or is subject to the service or process in, and the jurisdiction of the courts of New York.

10)	There shall be no more than three (3) occupants in the premises, including the Tenant, at any time during the term of the lease.

11)
The subletting shall end no later than one (1) day before the Expiration Date and shall be for a term of no less than two (2) years, unless it commences less than two(2) years before the Expiration Date.

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12)	The term of the sublease or the effective date of any assignment shall not commence prior to the one(1) year anniversary of the Commencement Date.

13)	The Assignee shall assume, in writing, all obligations of the Tenant under this lease from and after the date of such assignment

14)	A fully executed counterpart of the assignment or sublease shall be delivered to the Landlord within five (5) days after execution thereof.

(c)
The Tenant shall pay all of the reasonable third party out of pocket costs incurred by the Landlord (including, without limitation, attorneys fees and expenses) related to the Landlord’s review of a proposed sublease or assignment and the preparation, review and approval of any assignment of rents, financing statement and other documents related to such sublease or assignment, irrespective or whether consent is granted or the transaction is ultimately consummated. The Tenant shall also pay out of cost of recording or filing any assignment of rents and financing statements.

(d)
Provided no Event of Default shall have theretofore occurred and be continuing under this lease, the Tenant named herein is authorized to (1) assign the lease to any entity succeeding to the business and assets of the Tenant, whether by way of merger or consolidation or by way of acquisition of all of substantially all of the assets of the Tenant, provided that the acquiring entity shall have assumed in writing the Tenant’s obligations under this lease; or (2) to sublease all or a portion of the premises or assign the lease to an entity which shall (x) Control, (y) be under the control of, or (z) be under common control with tenant (an entity described in (x), (y) or (z) being a “Related Entity”) Control Shall mean direct or indirect ownership of more than fifty percent (50%) of each class of stock which is authorized to vote of a corporation or other entity whether through the ownership of voting securities by statute or according to the provisions of a contract. Upon making a sublease or assignment to any related entity, the tenant shall notify the landlord and certify to the landlord the manner in which such related entity is related to the tenant and the purposes for which the premises will be used. Any subletting or assignment described in this paragraph (i) shall be on notice to Landlord but shall not require the prior written consent of the Landlord and may only be made on the condition that (a) the subtenant or assignee shall continue to use the premises for the purposes permitted in this lease, and (ii) the principal purpose of such sublease or assignment is not the acquisition of the Tenant’s interest in this lease, or to circumvent the provisions of paragraph (a) of this Article SEVENTEEN. In the event of an assignment pursuant to the provisions of clause (1) of this paragraph (i) The successor entity after giving effect to such merger, consolidation or acquisition shall have a tangible net worth, exclusive of goodwill, computed in accordance with generally accepted accounting principals (“NET WORTH”) at least equal to the net worth of the tenant as of the date of this lease. The Provisions of this paragraph (e). If at any time after the lease has been assigned, or the premises sublet to a “related entity” there is a transfer of interest, so that the subtenant or assignee no longer qualifies as a related entity pursuant to the provisions of this paragraph (d) such transfer shall be deemed an assignment or sublease to which the provisions of this Article SEVENTEEN shall apply.

(e)
For Purposed of this Article SEVETEEN, an ‘assignment” shall be deemed to include, whether occurring at one time or over a period of time through a series of transfers, a sale or transfer of fifty (50%) percent or more of beneficial interest in the Tenant or in any entity which controls the Tenant (whether stock, partnership or otherwise) or of any guarantor of thee Tenant’s obligations under this lease or , or the issuance of additional stock where the issuance of such additional stock will result in a change of “control” (as defined in paragraph(i)) in the Tenant or guarantor, if applicable. The Transfer of shares or issuance of additional stock of the Tenant or any guarantor for purposes of this Article SEVENTEEN shall not include the sale of shares by persons other than those deemed “insiders” within the meaning of the Securities and Exchange Act of 1934, as amended, which sale is effected through the “over the counter market” or through any nationally recognized exchange.

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(f)
In the event the Landlord in its sole reasonable discretion authorizes the Tenant to assign the lease or to sublet all or a portion of the premises (other then an assignment or subleasing authorizes by paragraph (i) above) The Tenant named herein shall pay to the Landlord, monthly as received by the Tenant, as additional rent, fifty (50%) percent of all Tenant’s profit. “Tenant’s Profit” Shall mean all consideration received by the tenant (other than rental or consideration received by the Tenant under a sublease or assignment entered into pursuant to paragraph (i) of this Article) less (i) The rent, payable by the Tenant under this lease doe the period in question (exclusive of any amount payable by the Tenant under this subparagraph (k)), Such rent to be pro-rated if less than all of the premises are sublet (ii) any brokerage commissions (not exceeding 110% of those set forth in Landlord’s brokerage commission schedule as published from time to time). And reasonable legal fees paid by the Tenant to the Landlord pursuant to the provisions of paragraph 9h) of this Article (iv) any payments made by the Tenant in connection with the assignment of its interest in this lease pursuant to Article 31-B of the Tax Law of the State or New York or any real property transfer tax of the United States or the City or State of New York (other than income taxes), (v) reasonable advertising costs incurred in connection with such subletting or assignment, (vi) any free rent or work allowance or work letter payable to or for the benefit of any subtenant or assignee, and (vii) reasonable value of any other construction performed by or on behalf of the tenant and necessary to sublet the premises. In the case of a sublease, the expense set forth in (ii)-(vii) shall be amortized on a straight line basis over the term of the sublease. In the case of an assignment, if the consideration to be paid to the Tenant shall be paid in installments, the expenses set forth in (ii) through (iv) shall be amortized over the period during which the installments are to be paid.

(g)
No Consent given by the landlord shall be deemed to permit any act except the act to which it specifically refers, or to render unnecessary any subsequent consent, and any assignment or subletting of the premises shall not relieve the Tenant or any means assignee from any obligations, duty or covenant under this lease. No assignment, transfer, mortgage, encumbrance, subletting or arrangement in respect of the occupancy of the premises shall create any right in the assignee, transferee, mortgagee, subtenant or occupant, unless the consent of the Landlord, if required shall first have been obtained in accordance with the provisions of this Article SEVENTEEN. Any assignee by accepting an assignment shall nevertheless be conclusively deemed to have assumed this lease and all obligations to accrue there under and further to have agreed to fully and duly perform all the Tenant’s covenants herein contained. If the tenant shall, at any time, be in default in the payment of rent, the landlord shall have the right to collect rent from any assignee or subtenant, and credit the same to the account of the Tenant, and no such collection shall constitute a waiver of the foregoing covenant or the acceptance of anyone other than the Tenant, as the tenant, or shall otherwise release, impair or otherwise affect any obligation of the Tenant under this lease.

(h)
The Tenant shall remain fully liable for the performance of all the Tenant’s obligations hereunder notwithstanding anything provided for herein, and without limiting the generality of the foregoing, shall remain fully responsible and liable to the landlord for all acts and omissions of any subtenant or assignee or anyone claiming under or through any such person which shall be in violation by the tenant. Upon any termination of this lease, it is expressly agreed that the tenant, shall deliver to the Landlord all sublease, security deposits (including interest), contracts, documents, rent rolls and other records used in the operation of the premises and, unless the sublease shall have previously terminated and the security deposit returned to subtenant or applied as provided by the sublease, all security deposits held by the Tenant.

(i)
With respect to any present or future subleases, the Tenant shall not accept prepayment of rent prior to its due date in excess of one month (but the provisions of the foregoing shall not prohibit the Tenant from collecting from any subtenant a security deposit provided such security deposit is delineated in the sublease as being not advance rent, but security, returnable to the subtenant after the termination of the term of the sublease) The Tenant agrees to indemnify and save the Landlord harmless from and against any claim or lien against the Landlord or the premises for the return of any security under any subleases with a subtenant which was not previously delivered to the Landlord and agrees further that all subleases hereafter made with subtenants shall Provide that the lease security deposited by the subtenant shall not be a lien or claim against the interest of the Landlord

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(j)
(i)  Subject to all bankruptcy laws, if the Tenant assumes this lease and proposes to assign the same pursuant to the provisions of 11 U.S.C Section 101 et. Seq (the “Bankruptcy Code”) to any person or entity who shall have made a bona fide offer to accept an assignment of this lease on terms acceptable to the tenant, then notice of such proposed assignment shall be given to the Landlord by the Tenant no later than twenty (20) days after receipt by the Tenant of such bona fide offer but in any event no later than ten (10) days prior to the date that the Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Such notice shall set forth 9x) the name and address of such person, (y) all of the terms and conditions of such offer, and 9z) adequate assurance of future performance by such person under this lease, including, without limitation, the assurance referred to in Section 365 (b) (3) of the Bankruptcy Code. The Landlord Shall have the prior right and option, to be exercised by notice to the Tenant given at any time prior to the effective date of such proposed assignment of this lease upon the same terms and conditions and for the same consideration, if any as the bona fide offer made by such person, less any brokerage commission which would be payable in connection with such assignment.

(ii)  The term “adequate assurance of future performance” as used in this lease shall mean that any proposed assignee shall among other things: (a) deposit with the Landlord on the assumption of this lease an amount equal to the then fixed rent and additional rent as security for the faithful performance and observance by such assignee of the terms and obligations of this lease, which sum shall be held in accordance with the provisions of Article TWENTY-NINE hereof; (b) furnish the Landlord with financial statements of such assignee for the prior three(3) fiscal years, as finally determined after an audit and certified as correct by a certified public accountant, which financial statements shall show a Net Worth of at least the Net Worth of the Tenant named herein as of the date of this lease for each of such three (3) years and (c) provide such other information or take such action as the landlord, in its reasonable judgment shall determine is necessary to provide adequate assurance of the performance by such assignee of its obligations under this lease.

(k)
Notwithstanding anything to contrary contained herein, no assignment or subletting by the Tenant, nor any other transfer or vesting of the Tenant’s interest hereunder (whether by merger, operation of law or otherwise), shall be permitted if the proposed assignment or sublease (i) provides for a rental or other payment for the leasing, use, occupancy or utilization of al or any part of the premises based, in whole or in part, on the income or profits derived by any person from the property so leased, used, occupied or utilized other than an amount based on a fixed percentage or percentages of gross receipts or sales to (ii) does not provide that such assignee or subtenant shall not enter into any lease, sublease, license, concession or other agreement for the use, occupancy or utilization of all or any portion of the premises which provided for a rental or other payment for such use. Occupancy or utilization based, in whole or in part, on the income or profits derived by any person from the property so leased, occupied or utilized other than an amount based on a fixed percentage of gross receipts or sales.

ARTICLE  EIGHTEEN
WAIVER AND SURRENDER; REMEDIES CUMULATIVE

No consent or waiver of any provision hereof or acceptance of any surrender shall be implied from any act or forbearance by the Landlord or the Tenant. No agreements purporting to accept a surrender of this lease, or to modify, alter amend or waive any term or provision thereof, shall have any effect or validity whatever, unless the same shall be in writing and executed by the Landlord and by the Tenant and be duly delivered nor shall the delivery of any keys to anyone have any legal effect, any rule or provision of law to the contrary notwithstanding. Any consent waiver or acceptance of surrender in writing and properly executed and delivered as foresaid, shall be limited to the special instance for which it is given, and no superintendent or employee, other than an officer of the landlord or of its managing agent, an no renting representative shall have any authority to accept a surrender of the premises, or to make any agreement or modification of this lease, or any of the terms and provisions hereof. No provision of any lease made by the landlord to any other tenant of the building shall be taken into consideration in any manner whatever in Determining the rights of the Tenant herein. No payment by the Tenant or receipt by the landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement on any check , nor any letter companying any such payment of rent be deemed an accord and satisfaction (unless an agreement to accept a lesser amount to be signed by the Landlord) but the Landlord may accept such payment without prejudice to the Landlord’s full rights to recover the balance of such rent and to institute summary proceedings therefore. If the tenant is in arrears in the payment of fixed rent or additional rent or any other sum which may become payable under this lease, the tenant waives its right, if any to designate the items in arrears against which any payments made by Tenant are to be credited and Landlord may apply any of such payments to any such items in arrears as the Landlord, in its sole discretion, shall determine, irrespective of any such designation or request by the Tenant as to the items against which any such payments shall be credited. The receipt by the Landlord of any fixed rent, or additional rent or of any other sum of money which may be payable under this lease, or of any portion thereof, shall not be deemed a waiver of the right of the Landlord to enforce the payment of any sum of any kind previously due or which may thereafter become due under this lease, or of the right to forfeit this lease by such remedies as may be appropriate, or to terminate this lease or to exercise any of the rights and remedies reserved to the Landlord here under. The failure of either party to enforce any covenant or condition )although the other party shall have repeatedly or continuously broken the same without objection from such party) shall not stop either party at any time from taking any action with respect to such breach which may be authorized by this lease, or by law, or from enforcing said covenant or any other covenant or condition on the occasion of any subsequent breach or default. The various rights, remedies, powers and elections of the landlord, as provided in this lease or created by law are cumulative and none of them shall be deemed to be exclusive of the others or of such other rights remedies, powers or elections as are now or may hereafter be conferred upon the Landlord by law or equity.

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ARTICLE  NINETEEN
NO REPRESENTATIONS AS TO PREMISES
CERTIFICATE OF OCCUPANCY AND USE

The Tenant represents to the Landlord that the Tenant has made, or caused to be made, a careful inspection of the premises and that the Tenant has made an examination of the certificate of occupancy of the building and that the area and present condition of the premises are in all respects satisfactory to the tenant, except (if at all) as may herein otherwise be expressly stated in the Work Letter annexed hereto, and that he tenant has determined that use of the premises, as set forth in this lease, is consistent with the used permitted under the Certificate of Occupancy. The Tenant acknowledges that no representations or promises have been made by the Landlord or the Landlord’s agents with respect to the premises or the building or the certificate of occupancy thereof, except as in this lease set forth, and no rights, easements or licenses are acquired by the Tenant except as expressly set forth here in. The statements contained in this lease regarding the use of the premises by the Tenant shall not be deemed a representation or warranty by the Landlord that such use is lawful or permitted by the Certificate of Occupancy of the building.

ARTICLE  TWENTY
LIMITATION OF LANDLORD’S LIABILITY

a)
The Tenant shall make no claim upon the landlord for abatement of rent, constructive eviction, rescission, or otherwise, and the landlord shall be exempt from all liability, except for injuries to the Tenant’s person or property which are due to negligence of the Landlord, Its agents servants or employees in the management of the premises or the real property of which the premise are a part, for or on account of any annoyance, inconvenience, interference with business, or other damage, caused by (i) any interruption, malfunction or curtailment of the operation of the elevator service, heating plants, sprinkler system, gas, water, sewer or steam supply, plumbing, machinery, electric equipment or other appurtenances, facilities, equipment and conveniences in the building, whether such interruption, malfunction, or curtailment be due to breakdowns, or repairs or strikes or inability to obtain electricity, fuel or water due to any such cause or any other cause beyond the landlord’s control; (ii) any work of repair, alteration, renovation or replacement done by or on behalf of the landlord or any other tenant; (iii) any water, rain, snow, steam, gas, electricity or other element, which may enter, flow from or into the premises or any part of the building, or any noise or vibration audible in, or transmitted to the premises; (iv) any vermin; (v) any failing paint, plaster or cement; (vi) any interference with light or with other easements or incorporeal hereditaments (vii) any latent defect or deterioration in the building or the appurtenances thereof, whether or not the Landlord shall have been notified of any condition allegedly causing same; (viii) any zoning ordinance or other acts of governmental or public authority now or hereafter in force; and (ix) any act or omission of any other occupant of the building or other person temporarily therein. The tenant will not hold the landlord liable for any loss or there of , or damage to, any property in the premises done or caused by an employee, servant, or agent of the landlord who is invited into the premises by the Tenant, nor for the loss, damage or theft of any property stores or left in the basement or in any other part of the building, which is not enclosed within the premises or of any property, left with an employee of the Landlord, notwithstanding such theft, loss or damage may occur through carelessness or negligence of the landlords employees and the Tenant agrees that any employee in entering the premises at the invitation of the Tenant or other person at whose instance he may be acting and not agent of the landlord. Employees are not permitted to receive or accept packages or property for account of Tenants. The use of storerooms or storage space for personal property (if provided (shall be at the tenant’s risk and the tenant will not hold the landlord liable for any loss of or damage to person or property therein thereby. Nothing in this lease contained shall impose any obligation upon the landlord with respect to any real property other than the building whether said other real property be owned by the landlord or otherwise, or shall in any way limit the landlords right to build upon or otherwise use said other real property in such manner as the landlord may see fit. The Tenant shall make no claim upon the landlord for abatement of rent, constructive eviction or rescission, and the landlord shall have no liability by reason of the Landlord’s failure to enforce the provisions of the lease to any other tenant against such other tenant.

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b)
Any right and authority reserved by and granted to the landlord under this lease, to enter upon and make repairs in the premises shall not be taken as obligating the landlord to inspect and to repair the premises and the landlord hereby assumes no responsibility or liability for the care, inspection, maintenance, supervision, alteration or repair of the premise except as herein specifically provided. The Tenant assumes possession and control of the premises and exclusively the whole duty of care and repair thereof, except as here in specifically provided and the duty of care, f if any, owned by the tenant to the persons on the sidewalks or in the corridors of the building.

c)
The officers, directors, employers, partner’s shareholders and principals direct of indirect comprising the Landlord (collectively the “Parties”) shall not be liable for the performance of the Landlord’s obligations under this lease. The Tenant shall not look solely to the landlord to enforce the landlord’s obligations under this lease. The Tenant shall look solely to the Landlord to enforce the landlord’s obligations under this lease and shall not seek any damages against any of the Parties. The liability of the Landlord for the Landlord’s obligations under this lease shall be limited to Landlord’s Equity in the building. “Landlord’s Equity” as used herein means the lesser of (i) the interest of the Landlord in and to the building and (ii) the interest the Landlord would have in the building if it were encumbered by an indebtedness held by a person not a party to this lease in an amount equal to 75$ of then current fair market value of the building (as such value of such interest is determined in good faith by the Landlord). The Tenant shall not look to any other property or assets of the Landlord, Other than Landlord’s Equity, or the property or assets of any of the parties in seeking either to enforce the Landlord’s obligations under this lease or to satisfy a judgment for the Landlord’s failure to perform such obligations.

d)
The Term “Landlord” As used in this lease, means only the owner for the time being of the premises. If the Landlord shall hereafter sell, exchange or lease the entire building or the land and building wherein the premises are located, or being the lessee thereof, shall assign its lease, the grantee, lessee, or assignee thereof, as the case may be shall, without further agreement by any party, be exclusively deemed to be the landlord of this lease and to have assumed and undertaken to carry out all of the obligations hereof on the part of the landlord to be performed, and the tenant does hereby release the above named landlord from any claim or liability arising or accruing hereunder subsequent to such transfer of ownership or possession, for breach of the covenant of quiet enjoyment, otherwise.

e)
If the lease provides that the Landlord’s consent is not to be unreasonably withheld or delayed, and it is the final order of any court having jurisdiction thereof that the Landlord has been unreasonable, the only effect shall be that the Landlord shall be deemed to have given such consent but in no event shall the landlord be liable to the tenant for any monetary damages by reason of the withholding or delaying of its consent.

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ARTICLE  TWENTY-ONE
INDEMNITY BY TENANT

The Tenant hereby indemnifies and agrees forever to save harmless the Landlord against any and all liabilities, penalties, claims, damages, expenses (including without limitation, attorney’s fees whether in a proceeding between the landlord and the tenant or between the landlord and any third party) or judgments, arising from injury to person or property of any kind, occasioned wholly or in part by the Tenant’s failure to perform or abide by any of the covenants of the Tenant, or of the employees, customers, agents, assigns, invitees, or licensees or under-tenants of the Tenant, or based of any matter or thing growing our of the Tenant’s use or occupation of the premises or any part of the building. The Tenant shall not do or permit any act or thing to be done upon the premises which may subject the Landlord to any liability by reason of any violations of any requirements of law with which the Tenant is obligated to comply under this lease, and the Tenant shall exercise such control over the premises as to protect the Landlord against any such liability. In case any claim, action or proceeding is made or brought against the landlord by reason of any such claim, the tenant upon written notice from the landlord, shall, at the tenants sole cost and expense, resist or defend such action or proceeding by counsel approved by the Landlord in writing. The Landlord agrees that counsel for the tenants insurance carrier shall be deemed satisfactory. If the damages sought by the party asserting such claim exceed the limits of the Tenant’s insurance coverage, the landlords shall be entitled to have its own counsel participate with the tenant’s counsel in resisting or defending such action and the tenant shall reimburse the landlord for any reasonable cost it incurs in connection therewith. The provisions of this Article TWENTY-ONE shall survive the expiration or sooner termination of this lease.

ARTICLE  TWENTY TWO
NOTICES

Any notice which is to be given by either party to the other pursuant to this lease shall be in writing and shall be given as follows: (a) if such notice is to be given by the landlord to the tenant, such notice may be given personally be delivering the same to the Tenant, or if the Tenant be a corporations or partnership, to any officer, partner or other employee of the tenant, at the premises or at any other place, or by registered or certified mail, postage prepaid, return receipt requested, or by nationally recognized overnight service providing evidence of delivery, addressed to the Tenant at its address given in this lease or at the premises, or such address as the Tenant shall hereafter designate in writing: (b) If such notice is to be given by the tenant to the landlord, such notice shall be given by registered or certified mail, postage prepaid, return receipt requested, or by nationally recognized overnight service providing evidence of delivery, addressed to the Landlord at 74 Trinity Place, New York, New York, 10006, Attention: Director of Commercial Real Estate Leasing, or at such other address as the landlord shall hereafter designate in writing. Any notice shall be deemed to have been given on the date when same shall have been delivered, in the case of personal delivery, or two days after the same shall have been properly mailed in the case of certified or registered mail, or on the first following business day if sent by overnight mail service. The attorneys for either party shall have the right, but not the obligation, to send notices on behalf of their respective clients. Notwithstanding the foregoing, all bills may be sent directly to the Tenant by regular mail.

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ARTICLE  TWENTY-THREE
INSOLVENCY

(a)	Each of the following shall be a “Bankruptcy Event” Hereunder:

(1)	if the tenant shall generally not, or shall be unable to, or shall admit its inability to pay its debts as they become due; or

(2)	if the tenant shall make a general assignment for the benefit of creditors; or

(3)
if the tenant shall commence or institute any case, proceeding or other action (i) seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent , or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition, or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all substantial part of its property.

(4)
If any case, proceeding or other action shall be commenced against or instituted against the tenant (i) seeking an order for relief entered against the debtor or to adjudicate it a bankrupt or insolvent or seeking reorganization, arrangements, adjustment, winding up, liquidating, dissolution, composition, or other relief with respect to its debts under any existing or future law of any jurisdiction, domestic or foreign, relations to bankruptcy , insolvency, reorganization or relief of debtors, or (ii )seeking appointment of a receiver, trustee, custodian, or other similar official for it or for all of any substantial part of its property, which in either case (x) results in the entry of any order for relief, adjudication of bankruptcy or insolvency, or such an appointment or the issuance or entry of any other order having a similar effect or (y) remains undismissed for a period of sixty (60) days or;

(5)
If any case proceeding or other action shall be commenced or instituted against the tenant seeking issuance of a warrant of attachments, execution, distraint, or similar process against all or any substantial part of the tenant’s property which results in the entry of an order for such relief which is not vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

(6)	If the Tenant shall take shall take any action in furtherance of, or indicating its consent to approval of, or acquiescence, if any of the acts set forth in any clauses (2) through (5) above or;

(7)	If a trustee, receiver or other custodian is appointed for any substantial part of the assets of the tenant and such appointment is not vacated or stayed within seven days.

(b)
If at any time (i) the Tenant shall be comprised of two or more people; or (ii) the Tenant’s obligations under this lease have been guaranteed by any party other than the Tenant or (iii) the Tenant’s interest in this lease has been assigned, the word “tenant” as used in this article TWNTY-THREE shall be deemed to mean any one or more of the persons primarily or secondarily liable for the Tenant’s obligations under this lease. Any moneys received by the Landlord from or on behalf of the Tenant during the pendency of any Bankruptcy Event shall be deemed paid as compensation for the use and occupation of the premises and the acceptance of any such compensation by the Landlord shall not be deemed an acceptance of rent or a waiver by the Landlord of any rights under Articles TWENTY-THREE or TWENTY-FIVE

(c)
If a Bankruptcy Event occurs at any time after the execution and delivery of this lease, whether such event occurs prior or subsequent to the Commencement Date or the Tenant’s entry into possession, such an event shall be deemed an Event of Defaults and the Landlord shall have the right to terminate this lease in the manner hereinafter provided. In the Event of such termination the tenant or any person claiming under, by or through the Tenant, by virtue of any statute or of an order of any court, shall not be entitled to possession or to remain in possession of the premises but shall forthwith quit and surrender same. Exclusive of and in addition to any other rights or remedies the landlord may have through any other portion or provision of this lease or by virtue of any rule of law or statute, said landlord may keep and retain, as damages, any rent, security, deposit or other moneys or consideration received by the landlord from the tenant or others on behalf of the tenant. Also in the event of termination of this lease as aforesaid, the landlord shall be entitled, as and for liquidated damages, and not as a penalty, from the tenant for breach of the unexpired term of this lease, to a sum equal to the amount by which the rent for the period of the unexpired portion of the lease term exceeds the ten fair and reasonable rental value for the same period, both discount to present value at six percent (6%). If at any time within a reasonable period following the date of the termination of the lease, as aforesaid, the premises should be re-rented by the Landlord, the rent realized by any re-letting shall be deemed prima facie to be the rental value. In the event of the occurrence of any Bankruptcy Event occasioned solely through the invocation by the Tenant or by third parties of the laws of the State of New York, judicial or statutory, as distinguished from the invocation of Federal laws relating to bankruptcy, reorganization, or otherwise, the Landlord, in addition to the foregoing, may accelerate the full amount of rent reserved for the remainder of the lease, and the same shall forwith become due and payable to the Landlord. Nothing herein provided shall be deemed to prevent or restrict the Landlord from proving and receiving as damages herein the maximum permitted by any rule of law or statute prevailing when such damages are to be proved, whether they be greater or less than those referred to above.

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ARTICLE  TWENTY-FOUR
REMEDIES OF THE LANDLORD
ON DEFAULT IN PERFORMANCE BY THE TENANT

(a)  If the Tenant shall default in the full and due performance of any covenant of this lease, the Landlord shall have the right, after expiration of applicable notice and cure periods (except in an emergency or provision for the performance of such work without notice is elsewhere established), to perform the same for the account of the Tenant, and in such event all workman employed by the Landlord shall be deemed the agents of the Tenant, and any reasonable third party out-of-pocket payment made, and the expense incurred, by the Landlord in this connection, shall forthwith become due and payable by the Tenant to the Landlord. If the Landlord is compelled to incur any expenses or incur any obligation for the payment of money, including, without limitation, reasonable attorneys’ fees in instituting, prosecuting or defending any action or proceeding instituted by the Tenant or any third party by reason of any Event of Default hereunder, the reasonable third party out-of-pocket sums or sums so paid by the Landlord with all interest, costs and damages to which Landlord is otherwise entitled under this lease shall be deemed immediately due to the Landlord upon demand as additional rent. Any and all sums payable by the Tenant to the Landlord shall bear interest at the lesser of (x) one percent (1%) per month or (y) the maximum rate permitted by applicable law from the due date to the date of actual payment, and any and all such sums (except the fixed rent hereinabove expressly reserved) shall be deemed to be additional rent for the period prior to such due date, and the Landlord shall have the same remedies for default in the payment of such additional rent as for default in the payment of the rent expressly reserved. If the Tenant’s term shall have expired at the time of the making of such expenditures or incurring such obligations, such sums shall be recoverable by the Landlord as damages.

(b)  In the event that under the provisions of this lease the Landlord shall have the privilege of performing any covenant in respect of which the Tenant may be in default and of recovering the expenses so involved from the Tenant as additional rent or otherwise, such remedy shall not be the exclusive remedy of the Landlord but the Landlord may , at its option, treat such default as a breach of substantial obligation of this lease and shall have all the other remedies in respect thereof provided in this or any other Article of this lease.

ARTICLE  TWENTY-FIVE
DEFAULT

(a)	Each of the following events shall be an “Event of Default” hereunder:

(1)
if the Tenant shall default in the payment when due of any installment of fixed rent or any item of additional rent when same shall be due and such default shall continue for a period of five (5) business days after notice from the Landlord; provided, however, that the Tenant shall be entitled to receive from the Landlord no more than three (3) such notices in any twelve (12) month period; or

(2)	Intentionally omitted.

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(3)	If the premises shall be abandoned or deserted; or

(4)	If a Bankruptcy Event shall occur; or

(5)	Intentionally omitted

(6)
If the Tenant’s interest or any portion thereof in this lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted by Article SEVENTEEN hereof; or

(7)	Intentionally omitted

(8)
If the Tenant’s obligations under this lease have been guaranteed by any party and if the guarantor shall default in the observance or performance of any of the terms of the guaranty or if the guarantor shall repudiate the guaranty, or if the guaranty shall terminate or be terminated for any reason without the prior written consent of the Landlord or in accordance with the terms therof; or

(9)
If the Tenant shall default in the observance or performance of any other term, covenant or condition of this lease and the Tenant shall fail to remedy such default within twenty (20) days after notice from the Landlord to the Tenant of such default, except that if the default is of such a nature that it cannot with due diligence be remedied within such twenty-day period, the Tenant shall not be in default if the Tenant shall commence within said twenty-day period and thereafter diligently proceed to complete all steps necessary to remedy such default, and further, so long as the extension of such cure period shall not (i) subject the Landlord or any superior lessor or mortgagee to prosecution for a crime or any other fine or charge, (ii) subject the premises, the building or the land upon which the building is located to being condemned or vacated, (iii) subject the land or the building to any lien or encumbrance, or (iv) result in the termination of any superior lease or mortgage (so long as Tenant has been notified in the notice of default that its failure to remedy such default may result in such termination).

(b)
If an Event of Default shall occur, the Landlord may, at any time thereafter and at its option, give the Tenant ten (10) days written notice of its intention to terminate this lease, and in such event, on the tenth day following the giving of such notice, this lease and the term and all rights of the Tenant under this lease shall expire and terminate as if that were the Expiration Date and the Tenant shall immediately quit and surrender the premises, but the Tenant shall nonetheless be liable for all of its obligations hereunder, as provided for in Article TWENTY-SIX.

(c)
Notwithstanding the foregoing, if such termination is stayed by order of any court having jurisdiction over any proceeding which constitutes a Bankruptcy Event or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, the Tenant or the Tenant as debtor-in-possession shall fail to assume the Tenant’s obligations under this lease within the period proved therefore by law or within one hundred twenty (120) days after entry of the order for relief or as may by allowed by the court, or if the trustee, the Tenant or the Tenant as debtor-in-possession shall fail to provide adequate assurance of the complete and continuous future performance of the Tenant’s obligations under this lease as provided in Article SEVENTEEN (o), the Landlord, to the extent permitted by law or by leave of the court having jurisdiction over the proceeding constituting the Bankruptcy Event, shall have the right, as its election, to terminate this lease on five (5) days notice to the Tenant, the Tenant as debtor-in-possession or said trustee and upon the expiration of said five (5) day period this lease shall cease and expire as aforesaid the Tenant, the Tenant as debtor-in-possession shall immediately quite and surrender the premises as aforesaid.

(d)
If an Event of Default described in clause (a)(1) shall occur, or if this lease shall be terminated in accordance with the provisions of clauses (b) and (c) above, the Landlord, without notice, may reenter and repossess the premises without being liable to indictment, prosecution or damages therefore and may dispossess the Tenant by summary proceedings or otherwise.

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(e)
 If an Event of Default shall occur prior to the date fixed as the commencement of any renewal or extension of this lease, the Landlord may cancel and terminate such right of renewal or extension by written notice to the Tenant.

ARTICLE  TWENTY-SIX
REMEDIES AND DAMAGES

(a)	If an Event of Default shall occur and if this lease shall be terminated as provided in Article TWENTY-FIVE:

(i)
The Landlord and its agents may immediately, or at any time thereafter, re-enter the premises and remove all persons and property therefrom, either by summary dispossess proceedings, or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefore, and repossess and enjoy the premises, together with all additions, alterations, installations and improvements, and no entry by the Landlord shall be deemed an acceptance of surrender.

(ii)
The Landlord may, at its option, re-let the premises in whole or in part, for such term or terms and for such rentals and upon such other conditions, which may include concessions and free rent periods as the Landlord, in its sole discretion, determine, even though the same may extend beyond the Expiration Date. The Landlord shall have no liability to the Tenant to re-let the premises and the failure or refusal or the Landlord to re-let the premises or any part thereof, or if the premises are re-let, the failure of the Landlord to collect the rent under such re-letting, shall not relive the Tenant of any liability under this lease. The Landlord may, at its option, make such repairs, replacements, alterations, additions, improvements and other physical changes in and to the premises as the Landlord, in its sole discretion, considers advisable or necessary in connection with any such re-letting. Any such re-letting shall, as the Landlord’s option, be either for the Landlord’s own account or as the agent for the tenant.

(b)
The Tenant, on its behalf and on behalf of all persons claiming through or under the Tenant, including all creditors, hereby expressly waives (i) any and all right to regain possession of the premises or to reinstate or redeem this lease under any present or future law and (ii) any and all rights of redemption and all other rights to regain possession or to reinstate this lease, after (x) the Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (y) and re-entry by the Landlord, or (z) any expiration or termination of this lease, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this lease. Except as otherwise provided by law, the Tenant waives and will waive all right to trial by jury in any summary proceedings and in any other proceeding or action at law hereafter instituted by the Landlord against the Tenant in respect of this lease, the Tenant agrees not to interpose any counterclaim of whatever nature or description in any such action or proceeding. The words re-enter and re-entry as used in the lease are not restricted to their technical legal meaning. In the event of a breach or threatened breach by the Tenant, or anyone claiming by, through or under the Tenant, of any of the covenants or provisions hereof, the Landlord shall have the right to obtain an injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. The remedies set forth herein are cumulative and the mention in the lease of any remedy shall not preclude the Landlord from exercising any other remedy allowed at law or inequity.

(c)
If this lease and the term shall expire as provided in Article TWENTY-FIVE, or by or under any summary proceeding or any other action or proceeding by the Landlord against the Tenant or any person claiming by, through or under the Tenant, or if the Landlord shall re-enter the premises as provided in paragraph (a) above, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

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(i)
The Tenant shall pay to the Landlord all fixed rent and additional rent and other charges payable under this lease by the Tenant to the landlord to the date upon which this lease the term shall have expired or has been terminated by the Landlord;

(ii)
The Tenant shall also be liable for an shall pay to the Landlord, as liquidated damages, any deficiency (the “Deficiency”) between the fixed rent and additional rent reserved in this lease for the period which would have constituted the unexpired portion of the term (including any renewal term exercised by the Tenant prior to the termination of this lease or re-entry by the Landlord, and in such case the additional rent for the renewal term shall be assumed to be the same as was payable for the year immediately preceding such termination or re-entry) and the net amount, if any, actually received by the Landlord from any re-letting of the premises pursuant to paragraph (a)(ii) above. The Landlord shall be entitled to deduct from the rentals actually collected under any re-letting all of the expense which Landlord incurred by reason of the Tenant’s default and in connection with such re-entry and re-letting, including, but not limited to, all repossession costs, legal expenses, brokerage commissions, attorney’s fees, court costs and disbursements, the cost of repairs, redecoration and alterations in preparing the premises for re-letting, and the amount of rent concessions and work allowances and the like granted in connection with such re-letting. The Deficiency shall be paid in monthly installments by the Tenant on the days specified in this lease for payment of installments of fixed rent, and the Tenant shall not be entitled to withhold any such payment until the Expiration Date set forth in this lease. The Landlord shall be entitled to recover from the Tenant each monthly Deficiency as the same arises and no suit to collect the amount of deficiency for any month shall prejudice the Landlord’s right to collect the Deficiency for any subsequent month by a similar proceeding.

(d)
The liability of the Tenant shall survive the issuance of a final order and warrant of dispossess, and re-entry by the Landlord, and any other termination of this lease as a result of an Event of Default, and the granting by the Landlord of a new lease upon the premises to another tenant and the Tenant hereby waives any defense which might be predicated upon any of said acts or events. If the premises are re-let together with any other space in the building, the rental collected and the expenses incurred in connection with such re-letting shall be apportioned as reasonably determined by the Landlord. In no event shall the Tenant be entitled to receive any rents collected or payable under any re-letting, whether or not such rents exceed the fixed rent reserved under this lease. Nothing contained in Articles TWENTY-FIVE or TWENTY-SIX shall be deemed to limit or preclude the recovery by the Landlord from the Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or any sums or damages to which the Landlord may be entitled in addition to the damages set forth in paragraph (c) above.

ARTICLE  TWENTY-SEVEN
SURRENDER AT EXPIRATION

Upon the expiration or any termination of the term of this lease, the Tenant shall quit and surrender the premises, together with any fixtures, equipment or appurtenances installed in the premises at the commencement of this lease, and any alterations, decorations, additions and improvements which are not to be removed in compliance with the provisions of Article FOUR hereof, to the Landlord, in good order and condition, ordinary wear and tear and damage by casualty and condemnation excepted. The Tenant shall remove all its furnishings, trade, fixtures, stock in trade and like personal property in accord with the requirements of Article FOUR, so as to leave the premises broom-clean and in an orderly condition. If the last day of the term of this lease falls on Saturday or Sunday, this lease shall expire on the business day immediately preceding. The Tenant’s obligation to observe and perform this covenant shall survive the expiration or other termination of the term of this lease. The Tenant acknowledges that possession of the premises must be surrendered to the Landlord on the Expiration Date. The parties recognize that the damage to the Landlord resulting from any failure by the Tenant to timely surrender possession of the premises will be substantial, will exceed the amount of the monthly installments of the fixed rent and additional rent payable hereunder and will be impossible to accurately measure. The Tenant agrees that if possession of the premises is not delivered to the Landlord on the Expiration Date (or any sooner termination date), in addition to any other rights or remedies the Landlord may have hereunder or in equity or at law, and without in any manner limiting the Landlord’s right to demonstrate and collect any damages suffered by the Landlord, the Tenant shall pay to the Landlord on account of use and occupancy of the premises for each month and for each portion of any month during which the Tenant holds over in the premises after the Expiration Date, a sum equal to two (2) times the aggregate of the fixed rent and additional rent which was payable under this lease during the last month of the term. In addition, and without in any manner limiting the Landlord’s right to demonstrate and collect any damages suffered by the Landlord and arising from the Tenant’s failure to surrender the premises as provided herein, the Tenant shall indemnify and hold the Landlord harmless from and against all cost, liability, damages and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) resulting from delay by the Tenant in so surrendering the premises. In the even the Tenant shall holdover or remain in possession of any portion of the premises for more than ninety (90) days after the Expiration Date or the earlier termination of this lease, the Tenant shall also indemnify the Landlord from and against any consequential damages incurred by the Landlord, as a result thereof, including, without limitation, any claims made by any succeeding or prospective tenant as a result of such delay. Nothing herein contained shall be deemed to permit the Tenant to retain possession of the premises after the Expiration Date (or sooner termination) of this lease or to limit in any manner the Landlord’s right to regain possession of the premises through summary proceedings, or otherwise, and no acceptance by the Landlord of payments from the Tenant after the Expiration Date shall be deemed to be other than on account of the amount to be paid by the Tenant in accordance with the provisions of this Article. The provisions of this Article shall survive the expiration of the term of this lease.

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ARTICLE TWENTY-EIGHT
QUIET ENJOYMENT

The Landlord covenants that, if the Tenant shall duly keep and perform all the terms and conditions hereof, the Tenant shall peaceably and quietly have, hold and enjoy the premises for the term aforesaid, free from interference from the Landlord or anyone claiming, by through or under the Landlord, subject however to ground leases, underlying leases and mortgages as hereinbefore described, and to the lien, rights and estate by virtue of unpaid taxes of any government having jurisdiction of the premises of which the herein premises are a part.

ARTICLE TWENTY-NINE
SECURITY DEPOSIT

(a)  The Tenant has deposited with the Landlord the sum of Three Hundred Fifty Thousand and 00/100 Dollars ($350,000.00) to secure the faithful performance by the Tenant of all the terms, conditions, covenants and agreements of this lease, and to make good to the Landlord any damage which it may sustain by reason of any act or omission of the Tenant. The Landlord shall segregate the said security deposit as a trust fund in an interest-bearing account no to be mingled with other funds of the Landlord, and if, during the term of this lease, the Landlord shall sell, exchange or lease the entire building, subject to this lease, or being the lessee thereof, shall assign its lease, the Landlord shall have the right to pay or transfer the said deposit to such grantee, lessee, or assignee, as the case may be, and, provided the grantee expressly assumes the Landlord’s obligation to hold, apply and return the security deposit in accordance with the terms of this lease, the Landlord shall be released from all responsibility and liability in connection therewith, and the Tenant will look solely to said grantee, lessee, or assignee for its return. If the aforesaid security deposit shall be deposited with a bank or trust company, savings bank or savings and loan association, the Landlord shall advise the Tenant of the name and address thereof. The Tenant shall be entitled to the payment of any interest on the aforesaid security deposit if earned and any interest earned upon such deposit less the amount equal to 1% of the deposit, to which the Landlord shall be entitled as administration expense shall be paid to the Tenant annually. The Tenant’s interest in said deposit shall not be assigned or encumbered without the written consent of the Landlord and neither the Landlord nor its successors or assigns shall be bound by any such attempted assignment or attempted encumbrance, and within thirty (30) days after the expiration of the term, the amount of said deposit shall be repaid to the Tenant, less any proper charges against the same, as hereinabove or hereinafter provided. If the Tenant shall at any time be in default beyond the expiration of applicable notice and cure periods with respect to any payment of rent or of additional rent or of any other payment due from the Tenant to the Landlord under this lease, the Landlord may apply such portion of said deposit as may be adequate to cure such default, including but not by way of limitation, interest, costs, fees and other expenses, paid or incurred by the Landlord pursuant to this lease, and thereafter such portion so applied shall be free from any claim by the Tenant for its return. If the Landlord shall re-enter, pursuant to the provisions of this lease (other than in the even of insolvency in which event the provisions of Article TEWENTY-THREE of the lease shall apply), and shall re-let the premises for its own account, the entire said deposit shall immediately be and become the absolute property of the Landlord, as fixed, liquidated and agreed damages, an not as a penalty, it being impossible in such event to ascertain the exact amount of the damage which the Landlord may thus sustain, but unless the Landlord shall so re-let the premises for its own account, the Landlord shall continue to hold the said deposit, as security for the performance of the Tenant’s obligations, until the date herein expressly fixed for the expiration of the term, and apply the same from time to time to the unpaid obligations of the Tenant, under the same terms and conditions as if the said lease were still in force and effect. No termination of this lease or re-entry by the Landlord for default of the tenant shall entitle the Tenant to the return of any part of said deposit, nor shall the retention of such deposit, after such re-entry, impair or otherwise affect the Tenant’s liability to the Landlord during the balance of the term originally provided for. If, at any time, the said deposit shall be diminished, by reason of the Landlord’s having applied any part thereof in accordance with the provisions of this paragraph, the Tenant shall pay over to the Landlord upon demand, the equivalent of such decrease, to be added to said deposit and to be held and applied in accordance with the provisions of this paragraph. Upon the twelfth month anniversary of the Commencement Date, and on each anniversary of the Commencement Date, and further provided that, as of any such date, no Event of Default then outstanding hereunder, the amount of the security deposit to be held by the Landlord pursuant to this Article shall be reduced to the amount indicated:

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Anniversary of the Commencement Date	Amount of Security Deposit
1st Anniversary	$300,000
2nd Anniversary	$250,000
3rd Anniversary	$200,000
4th Anniversary	$150,000
5th Anniversary	$100,000

(b)    In lieu of delivering cash as the security deposit, the Tenant may deliver to the Landlord an unconditional, irrevocable and transferable letter of credit (such letter of credit or any extension or replacement thereof, being hereinafter referred to as the “Letter of Credit”) issued for the account of the Landlord by a New York Clearing House bank reasonably acceptable to the Landlord, in substance satisfactory to the Landlord, which Letter of Credit is to be held by Landlord in accordance with the terms of this Article TWENTY-NINE. The Letter of Credit shall permit the Landlord or its duly authorized representative (1) to draw thereon up to the full amount of the credit evidenced thereby upon presentation of the Letter of Credit and a sight draft in the amount to be drawn and (2) to draw the full amount thereof to be held as cash security pursuant to this Article if for any reason the Letter of Credit is not renewed within forty five (45) days prior to its expiration date. The Letter of Credit shall be fully transferable by the Landlord and its successors and assigns without charge to the Landlord. In the event that the expiration date of the Letter of Credit is prior to forty five (45) days after the Expiration Date (or forty five days after any subsequent date through which the term of this lease may be extended), if the Landlord received notice from the bank or the Tenant that the Letter of Credit is not being renewed or in the event that the Tenant has not delivered a replacement cash security deposit or Letter of Credit to the Landlord by thirty (30) days before the expiration of the Letter of Credit, then the Landlord, acting through one of its duly authorized representatives shall be entitled to present the Letter of Credit for immediate payment of the then potential amount available pursuant to the Letter of Credit, and the amount of the Letter of Credit shall become the Deposit hereunder and shall be held, applied and returned by the Landlord in accordance with the terms provided by the lease for the holding, application and return of the Deposit. If the Letter of Credit is not being renewed but the Tenant does deliver a replacement Deposit or a similar Letter of Credit by thirty (30) days before expiration of the Letter of Credit, then the Landlord shall not thereafter be entitled to present the expiring Letter of Credit for payment of any amounts. The Landlord shall reasonably cooperate with the Tenant in substituting a Letter of Credit in order to effectuate the reductions in the security deposit contemplated in paragraph (a) above, provided, however, that in no event shall the Landlord be obligated to relinquish possession of a Letter of Credit until it has received a valid replacement thereof in accordance with the terms of this lease.

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ARTICLE THIRTY
REAL ESTATE TAX AND CPI ESCALATION

     (a)  Real Estate Tax and CPI Escalation. In order to adjust, during the term of this lease, for increases (i) in the expenses of the Landlord for Real Estate Taxes, the Tenant shall pay to the Landlord, as additional rent, Tenant’s Proportionate Share of any increases in such Real Estate Taxes, and (ii) in operating expenses incurred by the Landlord, the Tenant shall pay to the Landlord, as additional rent, the amount by which the fixed rent is increased by reason of increases in the Index over the Base Index, both computed in the manner set forth in this Article.

(b) Definition. As used in this Article, the following capitalized words or expressions shall have the meanings ascribed to them below:

     1. “Real Estate Taxes” shall mean the aggregate amount of real estate taxes and any general or special assessments (exclusive of interest and penalties thereon) imposed upon the building and the land upon which it is located (collectively, the “Property”), by Federal, State or local government, including, without limitation, (i) assessments made upon or with respect to any “air” or “development” rights now or hereafter affecting the Property, (ii) any fee, tax or charge imposed by any governmental authority for any vaults or vault space within or outside the boundaries of the Property, (iii) any expenditures for fees and expenses incurred by the Landlord in connection with any action or proceeding to reduce the assessed valuation of the Property, and (iv) any taxes or assessments levied after the date of this lease in whole or in part for public benefits to the Property, including, without limitation, any Business Improvement District taxes and assessments; without taking into account any discount that the Landlord may receive by virtue of any early payment of Real Estate Taxes. If because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon the Landlord or owner of the Property, or the occupancy, rents or income therefrom, in substitution for any of the foregoing Real Estate Taxes, such other tax or assessment shall be deemed part of Real Estate Taxes computed as if the Landlord’s sole asset were the Property. Anything to the contrary notwithstanding, Real Estate Taxes shall not include (w) any taxes in the Landlord’s income, (x) franchise taxes, (y) estate or inheritance taxes or (z) any similar taxes, imposed on the Landlord, unless such taxes are levied, assessed or imposed in lieu of or as a substitute for the whole or any part of the taxes, assessments, levies or impositions which now constitute Real Estate Taxes. If, by law, any assessment may be paid in installments, then, for the purposes herof, (i) such assessment shall be deemed to have been payable in the maximum number of installments permitted by law and (ii) there shall be included in Real Estate Taxes for each subsequent Tax Year in which such installments may be paid, the installments of such assessments so becoming payable during such subsequent Tax Year, together with any interest thereon payable during such subsequent Tax Year.

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2. “Base Rent” shall mean an amount equal to the then applicable fixed rent set forth in Article One of the lease.

3. “Base Year” shall mean the New York City fiscal year commencing July 1, 1999 and ending June 30, 2000.

4. “Base Taxes” shall mean the Real Estate Taxes payable during the Base Year.

5. “Tax Year” shall mean the twelve month period following the Base Year and each succeeding twelve month period thereafter, any portion of which occurs during the term of this lease.

6. “Tax Statement” shall mean statement setting forth a comparison of the Real Estate Taxes for a Tax Year with the Base Taxes.

7. “Tenants Proportionate Share” shall mean 100%.

     8.  “Index” shall mean the “Consumer Price Index for All Urban Consumers (1982/84=100)” specified for “All Items”, relating to New York, NY – Northern NJ Area, published by the Bureau of Labor Statistics of the Unites States Department of Labor, or any successor index thereto, appropriately adjusted. In the event the Index shall hereafter be converted to a different standard reference base or otherwise revised, the determination of the CPI Adjustment shall be made on the basis of such conversion factor, formula or table for converting the Index as may be published by the Bureau of Labor Statistics, or, if said Bureau shall not publish the same, then wit the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc., or failing such publication, by any other nationally recognized publisher of similar statistical information. In the even either Index shall cease to be published, and there is no successor thereto, then, for the purposes of this Article, there shall be substituted for the Index uch other index as the Landlord and Tenant shall reasonably agree upon, and, if they are unable to agree within ninety (90) days after the Index ceases to be published, such matter shall be determined in New York City by arbitration in accordance with the Rules of the American Arbitration Association, for the sole purpose of determining the appropriate index and any appropriate conversion factor.

9. “Base Index” shall mean the Index as last published prior to January 1, 2000.

10. “Computation Date” shall mean January 1, 2001, and the anniversary of such date in each succeeding calendar year, any portion of which occurs during the term of this lease.

11. “Comparison Year” shall mean the twelve month period commencing with the initial Computation Date and each succeeding twelve month period thereafter.

     12. “CPI Adjustment” shall mean the amount obtained by multiplying the Base Rent by the percentage by which the Index as published as of the date immediately preceding the Computation Date in each Comparison Year exceeds the Base Index, provided, however, that if the percentage increase in the Index during any Comparison Year is less than 2 ½%, then in calculating the CPI Adjustment with respect to such Comparison Year (whether in such Comparison Year or in a subsequent Comparison Year), the percentage increase for such Comparison Year shall be deemed to have been 2 ½%, and, in no event shall the percentage increase for any Comparison Year exceed 6%.

     (c)  Real Estate Taxes. (1) If the Real Estate Taxes for any Tax Year exceed the Base Taxes, the Tenant shall pay, as additional rent, an amount equal to Tenant’s Proportionate Share of such increase (the “Tax Payment”), which amount shall be payable as hereinafter set forth.

     (2)  At any time during or after the term, the Landlord may render to the Tenant a Tax Statement showing the amount of the Tax Payment due from the Tenant. On the first day of the month following the delivery of a Tax Statement to the Tenant, the Tenant shall pay to the Landlord a sum equal to one-twelfth (1/12th) of the Tax Payment shown to be due for such Tax year multiplied by the number of months (and any fraction thereof) of the term of the lease then elapsed since the commencement of such Tax Year. The Tenant shall continue to pay to the Landlord a sum equal to one twelfth (1/12) of the Tax Payment shown on such Tax Statement on the first day of each succeeding month until the first day of the month following the month in which the Landlord delivers a new Tax Statement to the Tenant. Promptly after delivery of a Tax Statement to the Tenant, the Landlord shall give notice to the Tenant stating whether the amount previously paid by the tenant to the Landlord for the current Tax Year was greater or less than the installments of the Tax Payment to be paid for the current Tax Year in accordance with the Tax Statement. If there was a deficiency, the Tenant shall pay the amount of such deficiency as additional rent in accordance with the provisions of Article One hereof. If there shall have been an overpayment, the Landlord shall credit the amount thereof against the next monthly installments of additional rent payable in accordance with the provisions of this Article Thirty. Tax Payments shall be collectible by the Landlord in the same manner as fixed rent. The Landlord’s right to render a Tax Statement during or with respect to any subsequent Tax Year, and shall not eliminate or reduce the Tenant’s obligation to make a Tax Payment for such Tax Year.

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     (d) CPI Escalation. (1) At any time during or after each Comparison Year, the Landlord may render a statement to the Tenant showing the amount of the CPI Adjustment due from the Tenant for such Comparison Year (the “CPI Statement”), which amount shall be payable as hereinafter set forth.

     (2) On the first day of the month following the delivery of a CPI Statement to the Tenants, the Tenant shall pay to the Landlord a sum equal to one-twelfth (1/12th) of the CPI Adjustment shown on such CPI statement on the first day of each succeeding month until the first day of the month following the month in which the Landlord delivers a new CPI Statement to the Tenant. Promptly after delivery of a CPI Statement to the Tenant, the Landlord shall give notice to the Tenant stating whether the amount previously paid by the Tenant to the Landlord for such Comparison Year was greater or less than the installments of the CPI Adjustment paid by the Tenant for such Comparison Year. If there was a deficiency, the Tenant shall pay the amount of such deficiency as additional rent in accordance with the provisions of Article One hereof. The CPI Adjustment shall be collectible by the Landlord in the same manner as fixed rent. The Landlord’s failure to render a CPI Statement shall not prejudice the Landlord’s right to render a CPI Statement during or with respect to any subsequent Comparison Year, and shall not eliminate or reduce the Tenant’s obligation to pay the CPI Adjustment for such Comparison Year. For illustration purposes only, assume a Base Rent of $10,000 and a Base Index of 100. If the Computation Date is March 1999, and the Index as of the date immediately preceding the Computation Date is 115, the CPI Adjustment for the Comparison Year commencing March 1, 1999 and ending February 29, 2000 is $1,500, payable in equal monthly installments of $125 ($10,000 times the percentage increase in the Index as of the Computation Date, 115, over the Base Index of 100). The Tenant would continue to pay the $125 monthly payment until the next CPI Statement is rendered. If the CPI Statement for the comparison Year commencing March 1, 2000 and ending February 28, 2001 is rendered in June 2000 and shows a monthly CPI Adjustment payment of $150 for that Comparison Year, the Tenant shall pay a monthly payment of $150 for June, 2000, together with a deficiency payment of $45 (3 months times the $25 monthly deficiency), and thereafter shall pay the monthly CPI Adjustment payment of $150 until a new CPI Statement is rendered.

     (e) Statements Every Tax Statement and CPI Statement furnished by the Landlord pursuant to this Article shall be conclusive and binding upon the ?Tenant unless within ninety days following the receipt of the Statement in question, the Tenant shall notify the Landlord that it disputes the correctness thereof, specifying the particular respects in which the Statement is claimed to be incorrect. If such dispute shall not have been settled by agreement within one hundred twenty days after receipt of the disputed Statement, the dispute shall be submitted to arbitration in New York City in accordance with the rules then obtaining the American Arbitration Association. Each party shall bear its own costs in connection with such arbitration. Pending the determination of such dispute by agreement or arbitration as aforesaid, the Tenant shall pay the additional rent in accordance with the disputed Tax Statement or CPI Statement, as the case may be. If the dispute shall be settled in the Tenant’s favor, the Landlord shall, at its potion, promptly refund to the Tenant the amount of the Tenant’s overpayment, or credit the amount of such overpayment against the installments of fixed and additional rent next becoming due and payable under this lease. Upon request, the Tenant shall receive a copy of the tax bill upon which a Tax Statement has been based.

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      (f)  Inspection of Books. If the Tenant timely notifies the Landlord that it disputes the correctness of a Tax Statement, the Landlord, upon written request of the Tenant, shall provide the Tenant and/or the Tenant’s independent certified accountants, reasonable access to review the Landlord’s books and records applicable to the building for the Tax Year in question, solely for the purpose of verifying the information contained in the Tax Statement. Such examination shall be made during the Landlord’s regular business hours at the office of the landlord. The tenant recognized the confidential nature of such records and agrees to maintain the information obtained from such examination in strict confidence.

     (g)  Decreases in Real Estate Taxes or Index. In no event shall any decrease in the Real Estate Taxes or the Index in any way reduce the fixed rent or additional rent payable by the Tenant under this lease, except to the extent to which any such decrease shall result in a decrease in the additional rent payable pursuant to this Article; provided, however, that no decrease in Real Estate Taxes shall in any way reduce the additional rent payable on account of the CPI Adjustment, and that no decrease in the amount of the CPI Adjustment shall in any way reduce the additional rent payable on account of the CPI Adjustment, and that no decrease in the amount of the CPI Adjustment shall in any way reduce any additional rent payable on account of any increase in Real Estate Taxes.

     (h)  Expiration or Termination of Lease. The expiration or termination of this lease during any Tax Year or Comparison Year shall not affect the rights or obligations of the parties hereto respecting any payments of Tax payments for such Tax Year and any payments for CPI Adjustment for such Comparison Year. Any Tax Statement relating to such Tax Year and any CPI Statement relating to such Comparison Year may be sent to the Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination. In determining the amount of the Tax Payment for the Tax Year or the CPI Adjustment for the Comparison Year in which the term of the lease shall expire, the payment of the relevant escalation shall be prorated based on the number of days of the term which fall within such Tax Year or Comparison Year, as the case may be. Any payments due under such Tax Statement, or CPI Statement shall be payable within ten (10) days after such Tax Statement or CPI Statement, as the case may be, is sent to the Tenant.

ARTICLE THIRTY-ONE
SERVICES

     (a)   The Landlord shall have no obligation to provide elevator service to the premises. If the Landlord converts the freight elevator currently located in the building to an automatic passenger elevator, the Tenant shall be entitled to use the elevator. The parties acknowledge that the Landlord is not obligated to perform such conversion or to install a new elevator.

     (b)  The Landlord shall provide steam heat for the premises from the public utility servicing the building, and the Tenant shall reimburse the landlord for all costs for such steam heat within ten days after presentation of a demand therefore.

     (c)  The Landlord shall not be obligated to provide any cleaning services in the premises. The Tenant shall keep the premises in order and shall cause them to be cleaned on a regular basis by a cleaning contract reasonably approved by the Landlord. The Tenant shall, at its sole cost and expense, comply with all present and future laws, ordinances, regulations and requirements of the City, State or Federal Government or any agency having jurisdiction over the building, or any rules which the Landlord may reasonably impose, with respect to the recycling or sorting of refuse and rubbish. The Tenant shall indemnify the Landlord for all liability arising from the Tenant’s failure to comply with the provisions of this Article. The Tenant shall keep all windows on the premises clean in accordance with all of Landlord’s rules and Regulations, and Landlord shall have no obligation to keep the interior or exterior of such windows clean.

     (d)  The landlord shall furnish cold water for ordinary lavatory use so long as the premises are used only for the permitted uses. The Tenant will, at its own expense, hat the cold water supplied by the Landlord in order to furnish hot water for lavatory or office uses. If the Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact the landlord shall be the sole judge), the Landlord may, at the Tenant’s expense, install a water meter or require the Tenant to install a meter. The Tenant shall thereafter maintain the meter in good working order at the Tenant’s expense and the Tenant shall pay for water consumed as shown on said meter as addition rent as and when bills are rendered at 110% of the Landlord’s cost therefore. In default in making such payment the Landlord may pay such charges and collect the same from the Tenant. The Tenant shall pay the New York City sewer rents, charges or any other tax apportioned to the Tenant’s metered consumption of water at the premises (to the extent such charges have not otherwise been included in the computation of Real Estate Taxes). The apportionment of the sewer rent to the premises shall be made in accord with the measurement or apportionment of water consumed at the premises as provided herein. The sewer rents shall be billed with the water charges and shall constitute additional rent.

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 (e)  The Landlord may suspend any service which it is required to provide hereunder, if it should become necessary or proper so to do, at any time. The Landlord shall restore such service within a reasonable time, making due allowance for labor troubles, acts of God, or any cause beyond the Landlord’s control.

ARTICLE THIRTY-TWO
INSURANCE

 (a) The Tenant shall obtain and keep in full force and effect during the term of this lease, at the Tenant’s sole cost and expense, (i) a policy of comprehensive general public liability and property damage insurance on an occurrence basis, with a broad form contractual liability limit with respect tto each occurrence in an amount of not less than $3,000,000 for injury (or death) to persons and damage to property; (ii) an “all risk” insurance policy, with extended coverage, covering all fo Tenant’s personal property and alterations for 100% of the replacement cost thereof, as well as business interruption insurance adequate to cover the Tenant’s loss of income as a result of a loss sustained by a peril covered under the policy; and (iii) Worker’s Compensation Insurance, as required by law. Such policies shall provide that the Tenant is named as the insured. Landlord and any managing agent, lessors and mortgagees (whose names have been furnished to the Tenant) shall be named as additional insureds, as their respective interests may appear. The Tenant shall have the right to insure and maintain the insurance coverages required under this article under blanket insurance policies covering other premises occupied by the Tenant so long as such blanket policies comply as to terms and amounts with the requirements set forth in this Article; provided that, upon request, the Tenant shall deliver to the landlord a certificate from the Tenant’s insurer evidencing the portion of such blanket insurance allocable to the premises.

(b)  All insurance required to be carried by Tenant hereunder shall be written in form and substance reasonably satisfactory to the Landlord and issued by a reputable and independent insurer permitted to do business in the State of New York, and rated in Best’s insurance Guide (or any successor thereto) as having a general policyholder rating of not less than “A” and a financial rating of at least “X”. The policy required to be carried pursuant to paragraph (a) (i) above shall contain a provision that (1) the policy shall be non-cancelable with respect to the Landlord and such managing agents, lessors and mortgagees 9whose names and addresses have been furnished to the Tenant) unless thirty (30) days’ prior written notice shall be given to the Landlord by certified mail, return receipt requested, which notice shall contain the policy number and the name of the insured and additional insureds, and (2) no act or omission of the Tenant shall affect or limit the obligation of the insurer to pay the amount of any loss sustained. Certificates of Insurance (including endorsements and evidence of the waivers of subrogation required pursuant to Article SIXTEEN hereof), or evidence of renewal of such coverage, shall be delivered to the landlord prior to the Commencement Date (or any earlier entry upon the premises by the Tenant or any of the Tenant’s employees, agents or contractors prior to the Commencement Date), and at least thirty (30) days prior to the expiration of such policy. If the Tenant fails to obtain or keep in force the insurance required by this Article, or to pay the premiums thereof, provided the Tenant is afforded written notice of the landlord’s intention to pay such premium ten (10) days prior thereto, in addition to all other rights the Landlord may have under this lease, the landlord may, form time to time, and as often as such failure shall occur, pay the premiums therefore, and any and all sums so paid for insurance by the Landlord shall be and become, and are hereby declared to be, additional rent under this lease and shall be due and payable on demand.

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ARTICLE THIRTY-THREE
INTENTIONALLY OMITTED PRIOR TO EXECUTION

ARTICLE THIRTY-FOUR
WORK TO BE DONE BY LANDLORD

If work of any nature is agreed herein to be done by the Landlord, the Tenant agrees that it may be done after the Commencement Date and that no rebate of rent or allowance will be granted therefore. The Landlord shall not be required to furnish any work or materials to the premises, except as expressly provided in the Work Letter attached to this leas as Exhibit “C”. In case the Landlord is prevented from making any repairs, improvements, decoration or alterations, installing any fixtures or articles of equipment, furnishing any services or performing any other covenant herein contained to be performed on the Landlord’s part, due to the Landlord’s inability to obtain, or difficulty in obtaining, labor or materials necessary therefore, or due to any governmental rules and regulations relating to the priority of national defense requirements or strikes, or due to labor troubles, accident or due to any other cause beyond the Landlord’s control, the Landlord shall not be liable to the Tenant for damages resulting therefrom, nor (except as expressly otherwise provided in Article SIXTEEN hereof in respect of damage to the premised due to fire), shall the Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in the Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the premises.

ARTICLE THIRTY-FIVE
CONSENT TO JURISDICTION

This lease shall be governed in all respects by the laws of the State of New York. The Tenant irrevocably consents and submits to the jurisdiction of any Federal, State, or county court sitting in the State of New York in any action or proceeding arising out of this lease and/or the use and occupation of the premise. The Tenant agrees that any action or proceeding brought by the Tenant against the landlord in respect of any matters arising out of or relating to this lease may only be brought in the State of New York, County of New York. The Tenant hereby irrevocably designates Fischbein, Badillo, Wagner, Harding, attention: Jonathan Rosenbloom, Esq., to accept service of process on the Tenant’s behalf and agrees that such service shall be deemed sufficient. If the Tenant is not a New York partnership or corporation or a foreign corporation qualified to do business in the Sate of New York, it shall designate in writing, an agent in New York County for service under the laws of the State of New York.

ARTICLE THIRTY-SIX
TENANT LIABILITY

(a) If more than one tenant is named as the tenant under this lease, each of the named tenants shall be jointly and serially liable for the performance of all of the terms, covenants and agreements on the Tenant’s part to be performed under this lease.

(b) If the Tenant (or any permitted assignee of Tenant) is a partnership (or is comprised of two or more persons, individually or as co-partners of a partnership or shareholders of a professional corporation) the following provisions shall apply to each tenant: (i) the liability of each of the partners comprising the Tenant shall be joint and several; (ii) each of the parties comprising the Tenant hereby consents in advance to, and agrees to be bound by, any modifications, termination, discharge or surrender of this lease which may hereafter be made and by any notices, or other communications which may herafter be given by the Tenant or any of the parties comprising the Tenant; (iii) all statements, notices or other communications given to the Tenant or to any of the parties comprising the Tenant shall be deemed given to the Tenant and all parties; (iv) if the Tenant shall admit new partners, all such new partners shall, by their admission to the Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this lease on Tenant’s part to be observed and performed, and (v) the Tenant shall give to the Landlord notice of the admission of any new partners, and upon demand of the Landlord, such new partners shall execute and deliver to the Landlord and agreement in form satisfactory to the Landlord, wherein each new partner shall assume performance of all of the terms, covenants and conditions of this lease on Tenant’s part to be performed (but the Landlord’s failure to request such an agreement nor the partners failure to deliver such an agreement shall relieve the partner of its liability hereunder).

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(c) If the Tenant is a partnership, it shall not convert to or become a corporation, limited liability company, registered limited liability partnership or any other form of business organization (such entity being referred to as a “Successor Entity”), without the Landlord’s prior written consent. The Landlord shall not unreasonably withhold its consent to the Tenant’s conversion to a Successor Entity provided that (i) the Tenant shall cause each partner of the Tenant execute and deliver to the Landlord an agreement, in a form reasonably satisfactory to the Landlord, pursuant to which each partner of the Tenant agrees to remain personally liable jointly and severally for all of the terms, covenants and conditions of the lease that are to be performed by the Successor Entity; (ii) the Successor Entity shall have a Net Worth (as hereinafter defined) of not less than the Net Worth of the Tenant on the date of execution of the lease; (iii) no Event of Default has occurred and is continuing hereunder; (iv) The Successor Entity succeeds to all fo the business and assets of the Tenant; (v) the Tenant shall deliver to the Landlord such documentation as may be reasonably required by the Landlord to evidence compliance with the requirements set forth above; and (vi) the Tenant shall reimburse the Landlord for all reasonable costs and expenses, including, without limitation, attorneys’ fees, that may be incurred by the Landlord in connection with the conversion of the Tenant to a Successor Entity.

ARTICLE THIRTY-SEVEN
ADJACENT EXCAVATION-SHORING

If an excavation shall be made upon land adjacent to the premises, or shall be authorized to be made, the tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against the Landlord, or diminution or abatement of rent.

ARTICLE THIRTY-EIGHT
FAILURE TO GIVE POSSESSION

In the event the Landlord, for any reason, shall be unable to give possession of the premises by the date set forth in this lease for the commencement of the term, this lease shall nevertheless continue in full force and effect and the Landlord shall tender and the Tenant shall take possession of said premises under the terms of this lease as soon as the Landlord shall have tendered possession thereof to the Tenant; the rent, however, to begin on the date upon which such possession in tendered to the Tenant. This is intended to constitute an “express provision to the contrary” within the meaning of Section 223-a of the New York Real Property law. No such failure to give possession on the date set forth in the lease for the commencement of this term shall affect the validity of this lease or give rise to any claim for damages by the Tenant or claim for rescission of this lease, nor shall the same be construed in any way to extend the term of this lease.

ARTICLE THIRTY-NINE
BROKER

The Tenant represents and warrants to the Landlord that all of the Tenant’s negotiations respecting this lease which were conducted with or through any person, firm or corporation, other than the officers of the Landlord, were conducted through Synergy Realty, Inc (the “Broker”). The Landlord agrees to pay the commission due to the Broker pursuant to the terms of a separate agreement. Landlord and /Tenant agree to indemnify and hold one another harmless from and against all demands, liabilities,, losses, causes of action, damages, costs and expenses (including, without limitation, attorneys’ fees and disbursements) suffered or incurred in connection with any claims for a brokerage commission, finder’s fee, consultation fees or other compensation arising out of any conversations or negotiations had by the party against whom indemnification is claimed with any broker or other party except for the Broker.

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ARTICLE FORTY
RENT RESTRICTIONS

If at the commencement of, or at any time or times during the term of this lease, the fixed rent or additional rent reserved in this lease shall be or become uncollectible by virtue of any law, governmental order or regulation, the Tenant shall enter into such agreements and take such other steps (without additional expense to the Tenant) as the Landlord may request and as may be legally permissible to permit the Landlord to collect the maximum amounts which may from time to time be legally collectible while such restrictions are in effect (are not in excess of the amounts reserved for under this lease). Upon the termination of such rent restrictions (a) the fixed rent and additional rent shall become and thereafter be payable in accordance with the terms of this lease and (b) the Tenant shall pay to the Landlord, if legally permissible, an amount equal to (i) the rent which would have been paid during the period had such restrictions no been in effect, less (ii) the rents which were paid by the Tenant to the Landlord during the period such restrictions were in effect.

ARTICLE FORTY-ONE
CERTIFICATES BY TENANT

At any time and from time to time, the Tenant, for the benefit of the Landlord or any other entity specified by the Landlord, within ten business days after request, shall deliver to the Landlord a duly executed and acknowledged certificate, certifying that this lease is not modified and is in full force and effect (or if there shall have been modifications that the same is in full force and effect as modified and stating the modification); the commencement and expiration dates of the lease; the dates to which rent and additional rent have been paid; whether or not, to the best knowledge of the Tenant, there are any existing defaults on the part of either the Landlord or the Tenant in he performance of the terms, covenants and conditions of the lease to be performed by such party, and if so, specifying the default; and such other information as the Landlord may reasonably request with respect to this lease.

ARTICLE FORTY-TWO
RESTRICTIONS ON TENANT’S USE

 (a)  The Tenant agrees that the value of the premises and the building of which the premises form a part and the reputation of the Landlord will be seriously injured if the premises are used for any obscene or pornographic purposes or any sort of commercial sex establishment. The Tenant covenants and agrees not to sell, display or post, or knowingly allow to be sold, displayed or posted any obscene or pornographic material on the premises. The Tenant agrees that iif at any time the Tenant violates any of the provisions of this Article, such violation shall be deemed a breach of a substantial obligation of the terms of this lease.

 (b)  The Tenant covenants and agrees that during the term of this lease, it will not use the premises or any part thereof, or permit the premises or any part thereof to be used (1) for banking, trust company or safe deposit business; (2) as or by a commercial or savings bank, a trust company, a savings and loan association, a loan company, or a credit union; (3) for the sale of travelers checks, money orders and/or foreign exchange; (4) aw a restaurant and/or bar and/or for the sale of beverages and/or sandwiches and /or ice cream and/or baked goods; (5) by the United States Government, the City or State of New York, any foreign government, the United Nations or any agency or department of any of the foregoing or an other person or entity having sovereign or diplomatic immunity; (6) as an employment agency, search firm or similar enterprise, school or vocational training center (except for the training of employees of the Tenant intended to be employed at the premises); (7) as a barber shop or beauty salon; or (8) as a diagnostic medical center and/or for the practice of medicine.

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ARTICLE FORTY-THREE
HAZARDOUS MATERIALS

The Tenant shall not cause or permit any Hazardous Materials to be used, stored, transported, released, handled, produced or installed in, on or from the premises or the building. “Hazardous Materials” shall mean any flammable, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances, asbestos or any material containing asbestos, or any other substance or material which would be defined as a hazardous or toxic substance, contaminant, or pollutant, or otherwise regulated by any Federal, state or local environmental law, rule or regulation, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended. In the event of a violation of the foregoing provisions of this Article, the Landlord may, without notice and without regard to any grace period contained in the lease, take all remedial action deemed necessary by the Landlord to correct such conditions and the Tenant shall reimburse the Landlord for the cost thereof, upon demand, as additional rent. Nothing contained herein shall prevent the Tenant from maintaining customary and normal cleaning supplies and office equipment and supplies, provided such items are used and stored in compliance with the requirement of all applicable laws. the Landlord shall remove asbestos-containing linoleum in the second floor portion of the premised pursuant to the provisions of Article FIVE.

ARTICLE FORTY-FOUR
MISCELLANEOUS

(a) This lease contains the entire agreement between the parties and all prior negotiations and agreements are merged into this lease.

(b) This lease may not be recorded.

 (c)  The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of the Landlord and the Tenant and their respective heirs, executors, administrators, successors and permitted assigns.

 (d)  If any term, covenant or provision of this lease, or the application thereof, shall be held invalid or unenforceable, the remainder of this lease, or the application thereof to situations other than that as to which it is invalid or unenforceable, shall not be affected thereby, and each term, covenant and provision shall be valid and enforceable, shall not be affected thereby, and each term, covenant and provision shall be valid and enforceable to the fullest extend permitted by law.

 (e)  The submission of this lease for execution by the Tenant shall not be binding upon the Landlord or the Tenant unless and until both the Landlord and the Tenant unless and until both the Landlord and the Tenant have executed and unconditionally delivered a fully executed copy of this lease to each other.

 (f)  The captions I this lease are inserted for convenience only and shall not define, limit or describe the scope of the provisions to which any of the apply. The use of any pronoun referring to either of the parties to this lease shall be construed to include any or no gender and any number.

 (g) If the Tenant is a corporation, the person executing this lease on behalf of the Tenant represents and warrants that the Tenant is duly incorporated and, if applicable, is duly qualified and authorized to conduct business in the State of New York, and the person executing this lease on behalf of the Tenant has been duly authorized to do so. The Tenant shall provide the Landlord with a copy of a resolution to this effect, and evidence of its due incorporation and qualification, if applicable, upon request of the Landlord.

ARTICLE FORTY-FIVE
CONSTRUCTION OF OFFICE IMPROVEMENTS

It is agreed that the Tenant will modify and improve the premises to prepare them for the Tenant’s initial occupancy (the “initial improvements”), which Initial Improvements shall be performed in accordance with the terms of this lease. The Landlord will reimburse the Tenant for the Initial Improvements up to a maximum of $583,40.00 (the Improvement Allowance) over and above the items included in the Work Sheet (and the Tenant will pay the cost of the Initial improvements in excess of such amount), all in accordance with, and subject to the limitations set forth in subparagraphs (a) through (e) below.

 (a)  The Initial Improvements for which reimbursement may be sought are the “hard” cost of constructing the Initial Improvements, which costs shall not include any telephone systems, computer systems, furniture and decorations, but may include carpeting, wall coverings, window blinds and telephone and data cabling, provided, however, that up to $87,510 of the Improvement Allowance may be applied toward reimbursement of “soft costs”, including, without limitation, professional fees (including architectural and design costs), and the cost of all permits, licenses and approvals required in connection with the construction and installation of the Initial Improvements.

 (b)  The Landlord shall reimburse the Tenant from time to time (but not more often than monthly) for work done in connection with the installation and construction of the Tenant’s Initial improvements, up to an aggregate maximum reimbursement of $583,400.00, within thirty (30) days following receipt of the following:

(i)
a request for payment of the Improvement Allowance signed by an officer of Tenant, specifying the work for which reimbursement is being sought, which shall be accompanied by a certificate signed by an officer of the Tenant certifying that the payment requested in the invoice has been paid in full and that the Initial Improvements specified therein have been completed substantially in conformance with the plans therefore which were approved by the Landlord and that such work has been completed in good and workmanlike manner;

(ii)
copies of invoice from the vendors, supplier, or contractor evidencing the amount for which payment or reimbursement is sought, such invoices, if submitted for reimbursement, to be marked “paid in full” by such vendor, supplier or contractor (or, in lieu therof the Landlord shall be furnished other documentation satisfactory to the Landlord evidencing payment in full);

(iii)
a certificate from the Tenant’s architect stating that (x) such portion of the Initial Improvements for which reimbursement is being sought has been fully completed substantially in accordance with the final plans as approved by the landlord and (y) that such work has been completed in a good and workmanlike condition; and

(iv)
Lien waivers from each contractor(s) or subcontractor(s) to the extend of the amount to be paid to such parties, which waivers may contain a condition that the effectiveness of such waivers, shall be subject to the payment to the applicable contractor(s) or subcontractor(s) of the amount of the invoice accompanying such waiver. The landlord shall not be obligated to reimburse the tenant for any invoice which is not accompanied by such a waiver.

(v)
Notwithstanding the foregoing, the Landlord shall retain from each reimbursement hereunder, an amount equal to ten percent (10%) of the amount of the Improvement Allowance then being requested until the Tenant certifies to the Landlord that it has applied for final permits required in connection with the construction of the Initial Improvements by any governmental department or agency having jurisdiction thereof, together with a certificate signed by its architect that all work needed in order to obtain such permits has been completed.

If so requested by the Tenant, in lieu of reimbursing the Tenant, the Landlord will make payment directly to the Tenant’s vendors, supplier or contractors (no more often than monthly and not for amounts which aggregate less than $50,000), provided that the Landlord’s obligations to make any such payment shall be subject to the conditions set forth above A(except that the invoices to be paid need not be marked “paid in full”).

 (c)  It is understood and agreed that the Landlord shall have no responsibility for the performance of the contractor installing the Initial Improvements (including matters of quality or timeliness), and in the event that for any reason the Initial Improvements are not completed in a timely fashion and/or there is any delay in the date on which the premises are ready for occupancy by the Tenant for the purposes of conducting business, this lease shall nevertheless continue in full force and effect, and, except in the circumstances set forth below and to the extent set forth below, the Tenant shall have no right, remedy or claim (including any claim for actual, punitive or consequential damages) against the Landlord.

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 (d)  The Landlord’s maximum liability under this Article shall not exceed $583,400.00. If the actual cost of the Initial Improvements shall exceed the amount of the Improvement Allowance, the entire amount of the excess cost shall be paid solely by the Tenant and the Landlord shall be under no obligation to pay such excess.

 (e)  Within thirty (30) days after completion of the Initial Improvements, the Tenant shall deliver to the Landlord general releases and waivers of lien from all contractors, subcontractors and material men involved in the performance of the Initial Improvements and the materials furnished in connection therewith (unless the same were previously furnished pursuant to subparagraph (c)(iv) above), and a certificate from the Tenant’s independent licensed architect certifying that, in its opinion, the Initial Improvements have been performed in a good and workmanlike manner and substantially completed in accordance with the final plans, as approved by the Landlord, where required.

  (f)  If Landlord does not pay any portion of the Improvement Allowance within the time specified herein, the Tenant may, on written notice to the Landlord, apply any unpaid amount as a credit toward the fixed and additional rent payable under this lease.

ARTICLE FORTY-SIX
EXISTING LEASE

The Tenant is occupying the premises pursuant to a lease dates as of February 4, 1999 (the “Existing Lease”). The Existing Lease shall be terminated as of the Commencement Date of this lease, as if that were the expiration date provided therein. In no event shall the Tenant be relieved of any obligations which accrued under the Existing Lease prior to the date of termination thereof.

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IN WITNESS WHEREOF, this agreement has been signed and sealed by the parties hereto as of the date set forth above.

THE RECTOR, CHURCH-WARDENS AND VESTRYMEN OF TRINITY CHURCH IN THE CITY OF NEW YORK

By:
Director of Leasing

By:
Executive Vice President of Real Estate

By:
John A. McKegny
Finance Department

Attest:		COMET SYSTEMS, INC.
As to the Tenant:

Nicholas Corman/ Witness	By:
James Rosen
Chairman

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SCHEDULE A

RULES AND REGULATIONS

1.
The Tenant shall not clean, nor require, permit or allow any window in the premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or the Rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.

2.
All machinery shall be kept in approved settings sufficient, in the Landlord’s reasonable judgment, to absorb any shock and prevent any noise, vibration, or annoyance in the building of which the premises are a part and, if necessary, shall be provided with oil pans between such machinery and the floor beneath it, sufficient to prevent the seepage of oil on or into the floors.

3.
During the cold season, the windows shall be kept closed to maintain the temperature of the premises and to prevent any freezing thereof, or of any equipment or appliance therein. If the building contains central air conditioning and ventilation, the Tenant agrees to keep all windows closed at all times and to abide by all reasonable rules and regulations issued by the Landlord with respect to such services. The Tenant shall draw and close any draperies or blinds for the windows of the premises whenever the air-conditioning system is in operation and the position of the sun so requires.

4.
All trucks, vehicles or conveyances used by the Tenant or others in the delivery or receipt of material in the premises or any other area in the building shall have rubber tires and sideguards. The Tenant shall be responsible for removing any oil deposited on the premises from such trucks, vehicle or conveyances.

5.
The Tenant shall not alter any lock or install a new or additional lock or bolt on any doors or windows. On termination or expiration of this lease, all keys must be surrendered to the Landlord and in the even t of the loss of any keys furnished at the Landlord’s expense, the Tenant shall pay to the Landlord the cost thereof. If the building has a central security system, the Tenant shall provide the Landlord with all access codes to the premises.

6.	Intentionally omitted.

7.
All sanitary facilities, wash closets and plumbing fixtures shall be used only for the purposes for which they were constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any stoppage or damage resulting from the violation of this rule shall be borne by the Tenant whose employees, agents or visitors caused it.

8.
No sign or lettering shall be exhibited, inscribed, painted or affixed outside of the premises or on the inside of the premises if the same can be seen from the outside of the premises except as may be approved in writing by the Landlord, except that the name of the Tenant may appear on the entrance door of the premises. The Tenant may install a sign on the façade of the building, subject to the Landlord’s prior approval as to size, location, style and manner of affixation. The Landlord agrees that it shall not unreasonably withhold or delay its consent to the design of a sign displaying the Tenant’s name and logo. The Tenant shall remove the sign upon the expiration of the lease and restore all damage caused by such removal. If the Tenant violates this rule, the Landlord may remove the same without liability and the expenses so incurred by the Landlord shall be paid by the Tenant as additional rent. The Tenant shall not allow noise to emanate from the premises to the street or other portions of the building. Any sign or display which may be installed by the Tenant shall be kept in good order and repair and in a neat and attractive condition. The Landlord reserves the right to use the roof and outside walls surrounding the premises for sign purposes. The Landlord may remove any sign or signs or displays in order to pain the premises or any part of the building, or make any repairs, alterations or improvements in or upon the premises or building, or any part thereof, provided it causes the same to be removed and replaced at the Landlord’s expense, whenever the painting, repairs, alterations or improvement shall have been completed. The Landlord reserves the right to approve the appearance and design of the elevator lobby on the first floor of the building.

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9.
The Landlord shall have the right to prohibit any advertising by the Tenant which refers to the address of the building other than to identify the location of the Tenant’s offices, if, in the Landlord’s reasonable judgment, such advertising tends to impair the reputation of the building or its desirability as an office building, and upon written notice from the Landlord, the Tenant shall refrain from or discontinue such advertising.

10.
No awnings, antennae, aerials, ventilating and air-conditioning apparatus or other projections shall be attached to the outside walls of the building. No air-conditioning apparatus may be installed in window of the premises.

11.
The lights, skylights, entrances, passages, courts, elevators, vestibules, stairways, loading platforms, corridors, halls or any part of the building intended for use in common by the tenant with other occupants of the building shall not be obstructed or encumbered by the Tenant or used for any other purpose than for ingress or egress from the premises and for delivery of equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by the Landlord. In the even of any encumbrance or obstruction, the Landlord may remove the material causing such encumbrance or obstruction and cause it to be stored and charge the cost of doing so to the Tenant. Not courtyard or yard appurtenant to the premises or the building shall be used for parking vehicles of any kind. If the premises are on the ground floor of the building, the Tenant shall not place any rubbish on the sidewalk or curb in front of the premises.

12.
Subject to the provisions of Article FOUR of this lease, no part of the premises or the building shall be marked, painted, bored, drilled into, or in any way defaced. Any drilling which is permitted by the Landlord shall be done in accordance with the provisions of Article FOUR and shall be done during non-business hours unless otherwise authorized by the Landlord in writing. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of the Landlord. No linoleum or other similar floor covering shall be laid so that the same shall come in direct contact with the floor of the premises; and if such flooring is used, an interlining of builder’s deadening felt or other sound-attenuating materials shall be first affixed to the floor, by a paste or other material, soluble in water. Cements and other similar adhesive material shall not be used. Removal of any alterations, decorations or improvements in compliance with Article FOUR of this lease shall include the removal of all linoleum, lining and adhesive material.

13.
No part of the premises shall be used in a manner or for a purpose that is substantially objectionable to the Landlord or to another tenant, by reason of noise, odors, vibrations or otherwise, or which in the reasonable judgment of the Landlord might cause structural injury to the building or interfere in any way with other tenants or those having business in the building or create a nuisance. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them whether by the use of any musical instruments, radio, television set, unmusical noise, signing or in any other way.

14.
The Tenant’s employees, guest and visitors shall not stand or loiter around the lobby, hallways, stairways, elevators, front, roof or any other part of the building used in common by the occupants thereof.

15.
No load shall be placed upon any floor of the building exceeding the floor load per square foot area which such floor was designed to carry, and all loads shall be evenly distributed. The Landlord reserves the right to reasonably prescribe the weight and placement of all safes, machinery and other personal property in the premises so as to distribute their weight.

16.
Nothing shall be hung, shaken, thrown out of any window or doors, or down any passages, stairways, elevators, or skylights of the building, nor shall any of them be covered, obstructed, or encumbered. The tenant shall not use, keep or permit to be used any foul or noxious gas or substance in the premises. No bicycles, vehicle or animals (other than seeing-eye dogs), fish or birds shall be kept in the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

17.	Building employees shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of the Landlord.

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18.	No peddling, soliciting or canvassing shall be permitted in the premises or by the Tenant’s employees elsewhere in the building.

19.
All deliveries to or from the premises shall be made by means of the freight elevators. The Landlord may reasonably prescribe, and from time to time vary, the time for any removals or deliveries from or to the premises. Removals or deliveries of safes, machinery, business equipment, furniture, freight, and any other heavy or bulky matter shall be done only on the freight elevators and through the service entrances and corridors and shall only be done upon written authorization of the Landlord and only in such manner and by such persons as may be reasonably acceptable to the Landlord, and the Landlord may require any further assurances or agreements or indemnity from the Tenant to the movers to that effect. If any safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto. The Landlord reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations ro the lease of which these Rules and Regulations are a part.

20.	Intentionally omitted.

21.	No Tenant shall operate any elevator in the building, except for automatic self-service elevators.

22.	The Tenant shall not use any method of heating or air-conditioning other than that supplied or approved by the Landlord.

23.
If the premises consist of basement space, or if any property of the Tenant is stored in the basement portion of the building, all such property shall, at the Tenant’s own cost and expense, be placed entirely on skids or platforms, which will raise such property at least six inches from the floor. The Landlord shall have no liability for any materials stored in the basement, except for the negligence or willful act of the Landlord.

24.	If any vending machine dispenses any beverages or other liquids or refrigerates, it shall have a waterproof pan located thereunder, connected to a drain.

25.	Intentionally omitted.

26.	The Tenant shall keep the entrance door to the premises closed at all times.

27.	No space in the building shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction or otherwise.

28.	The Tenant shall have the right to its proportionate share of listings in the building’s directory, but in no event less than three listings.

29.
The Landlord and its agents reserve the right to inspect all packages, boxes, bags, handbags, attaché cases, suitcases, and other items carried into the building, and to refuse entry into the building to any person who either refuses to cooperate with such inspection or who is carrying any object which may be dangerous to persons or property. In addition, the Landlord reserves the right to implement such further reasonable and non-discriminatory measures designed to ensure safety of the building and the persons and property located therein as the Landlord shall deem reasonably necessary or desirable.

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EXHIBIT A
FLOOR PLANS

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EXHIBIT C
WORK LETTER

It is agreed that, except as otherwise indicated, the following work is to be done to the premises by the Landlord at the Landlord’s expense:

1.	The Landlord will provide an ACP-5 for the premises.

2.	The Landlord shall replace two 40 ton packaged rooftop air conditioners. All supply and distribution ductwork and power control and central wiring shall be the Tenant’s responsibility.

3.
The Landlord shall provide a total connected load of up to 10 watts per rentable square foot, of 3 phase 4 wire electric power with full neutrals for all of the Tenant’s electrical consumption (inclusive of the air conditioning system). The disconnect switch, submeter, and distribution of electricity within the premises shall be at the Tenant’s expense.

4.
The Landlord shall create a public freight lobby by the existing loading dock so as to provide access from the common loading dock to the basement through the rear stairwell and freight elevator. The demising wall shall be installed in the location indicated on Exhibit “A-1”.

5.	The Landlord shall repair or replace all gutters, downspouts and storm drains.

6.	The Landlord will replace with new doors the three existing egress doors from the building.

7.	The Landlord shall repair or replace the roof as necessary to put the roof in good condition.

It is stipulated and agreed that the foregoing constitutes the work to be done by the Landlord referred to in the lease to which this Work Letter is attached and all the work to be done by the Landlord in the premises, except as otherwise expressly provided in such lease.

It is further stipulated and agreed that the aforesaid work shall be commenced by the Landlord referred to in the lease to which this Work Letter is attached and all the work to be done by the Landlord in the premises, except as otherwise expressly provided in such lease.

Subject to the foregoing provisions the Landlord reserves the right, after according reasonable consideration to the Tenant’s wishes in the matter, to make all decisions as to the time or times when, the order and style in which, said work is to be done, and the labor or materials to be employed therefore. The work shall be done, unless the Landlord otherwise directs, during the usual working hours observed by the trades in question. It is stipulated and agreed that in case the Landlord is prevented from commencing, prosecuting or completing said work, due to the Landlord’s inability to obtain or difficulty in obtaining the labor or materials necessary therefore, or due to any governmental requirements or regulations relating to the priority or national defense requirements, or due to any other cause beyond the Landlord’s control, the Landlord shall not be liable to the Tenant for damages resulting therefrom, nor shall the Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in the Tenant’s favor that such failure constitutes actual, constructive, total or partial eviction from the premises.

THE RECTOR, CHURCH-WARDENS AND VESTRYMEN OF TRINITY CHURCH IN THE CITY OF NEW YORK, Landlord

By:
Director of Leasing

COMET SYSTEMS, INC.

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THIS LEASE MODIFICATION AGREEMENT, made this 8th day of August 2000, between THE RECTOR, CHURCH-WARDENS AND VESTRYMENT OF TRINITY CHURCH IN THE CITY OF NEW YORK, a religious corporation in the State of New York, having its office and address at 74 Trinity Place in the Borough of Manhattan, City, State and County of New York (hereinafter referred to as the “Landlord”) and COMET SYSTEMS, INC. a New York corporation, having its place of business at 143 Varick Street, New York, New York (hereinafter referred to as the “Tenant”).

WITNESSETH:

WHEREAS, the Landlord and the Tenant entered into an agreement of lease dated as fo February 29, 2000 wherein the Landlord leased to the Tenant the first and second floors as described in the lease, in the building of the Landlord known as 143 Varick Street, New York, New York for a term to commence February 29, 2000 and expire (unless sooner terminated in accordance with the provisions of the lease) on February 28, 2007 a the fixed and additional rents as in such lease provided and on the other terms and covenants set forth in such lease (the said lease is hereinafter referred to as the “Lease” and the premises thereby demised are hereinafter as the “Premises”), and

WHEREAS, the Tenant desires to take and hire additional space in said building consisting of the basement in said building (which space is shown as the hatched areas Areas D-1 and D-2 on Exhibit D annexed hereto, and which are individually referred to as “Basement Space D-1” and “Basement Space D-2” and collectively referred to as the “Basement Premises”) and the Landlord is willing to lease the Basement Premises to the Tenant on the terms herein prescribed and otherwise on those set forth in the Lease, and

WHEREAS, the Landlord and the Tenant desire to modify the Lease accordingly, and

WHEREAS, capitalized terms used herein shall have the meaning ascribed to them in the Lease, except as otherwise set forth herein.

NOW, THEREFORE, it is hereby mutually covenanted and agreed between the parties hereto as follows:

1. Term As of August 1, 2000 (the “D-1 Commencement Date”), Basement Space D-1 is hereby added to and made a part of the premises for a term to expire (unless sooner terminated in accordance with the provisions of the lease) on February 28, 2007. The term of the Lease with respect to Basement Space D-2 shall commence as of the date Landlord delivers vacant possession of such space to the Tenant (the “D-2 Commencement Date”), and as of such date, Basement Space D-2 shall be added to and made a part of the premises for a term to expire (unless sooner terminated in accordance with the provisions of the Lease) on February 28, 2007.

2. Fixed Rent; Free Rent. (a) As of the D-1 Commencement Date, the fixed rent set forth in the Lease shall increase by the sum of One Hundred Fifty Five Thousand One Hundred Sixty Six and 00/100 Dollars ($155,166.00) per annum, payable in equal monthly installments of Twelve Thousand Nine Hundred Thirty and 50/100 Dollars ($12,930.50). As of the D-2 Commencement Date, the fixed rent set forth in the Lease shall increase by an additional sum of Forty Four Thousand Eight Hundred Thirty Four and 00/100 Dollars ($44,834.00) per annum, so that as of the D-2 Commencement Date, the fixed rent in the Lease shall be increased by an aggregate of Two Hundred Thousand and 00100 Dollars ($200,000.00) per annum, payable in equal monthly installments of Sixteen Thousand Six Hundred Sixty Six and 67/100 Dollars ($16,666.67) per month for all of the Basement Premises.

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(b) Notwithstanding the foregoing, provided no Event of Default shall have occurred, which Event of Default results in the commencement of a non-payment or holdover summary proceeding in which the Landlord prevails, the Tenant shall be relived of the obligation to pay the monthly installment of fixed rent with respect to the Basement Premises only for the period commencing January 1, 2001 and ending February 28, 2001. The Tenant shall during such abatement period pay all other amounts due under the Lease, including but not limited to, any additional rent payable pursuant to Article THIRTY of this Lease and any service charges for electric current or water, if applicable. Upon the occurrence of an Event of Default, which, as aforesaid, results in the commencement of a non-payment or holdover summary proceeding in which the Landlord prevails, the fixed rent at the monthly rate set forth in the Lease with respect to the Basement Premises shall be payable during the period in which the Tenant would otherwise be entitled to the use of the Basement Premises shall be payable during the period in which the Tenant would otherwise be entitled to the use of the Basement Premises free of fixed rent. Any such rent payment shall be paid within five days after demand therefore and shall constitute additional rent under this lease.

3. Expense Escalation. In order to adjust during the term of this Lease for increases in the expenses of the Landlord with respect to the Basement Premises, the Tenant shall pay to the Landlord, as additional rent, commencing on the first anniversary of the D-1 Commencement Date and on the anniversary of that date in each succeeding year thereafter, the amount indicated in Exhibit E as the Expense Payment, such amount to be paid (in addition to the fixed rent) in twelve equal monthly installments. Additional rent shall be payable with respect to the Premises in accordance with the provisions of Article THIRTY of the Lease.

4. Broker. The Tenant represents that it dealt with no broker in connection with the lease of the Basement Premises or the transaction contemplated hereby. Landlord and Tenant agree to indemnify and hold one another harmless from and against all demands, liabilities, losses, causes of action, damages, costs and expenses (including, without limitation, attorneys’ fees and disbursements) suffered or incurred in connection with any claims for a brokerage commission, finder’s fee, consultation fees or other compensation arising out of any conversations or negotiations had by the party against whom indemnification is claimed with any broker or other party.

5. Security Deposit. Article TWENTY-NINE of the lease is hereby modified so that the total security deposit shall be increased by the sum of $100,000.00, so that the total security deposit being held by the Landlord shall be Four Hundred Fifty Thousand and 00/100 Dollars ($450,000.00). Upon the twelfth month anniversary of the Commencement Date, and further provided that, as of any such date, no Event of Default is then outstanding hereunder, the amount of the security deposit to be held by the Landlord pursuant to Article TWENTY-NINE of the Lease shall be reduced to the amount indicated:

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Anniversary of the Commencement Date	Amount of Security Deposit
1st Anniversary	$400,000
2nd Anniversary	$350,000
3rd Anniversary	$300,000
4th Anniversary	$250,000
5th Anniversary	$200,000

Except as otherwise modified herein, Article TWENTY-NINE shall remain in full force and effect.

6. Freight Elevator Lobby. As of the D-1 Commencement Date, the public freight elevator lobby on the first floor of the Premises, as shown in Exhibit A-1 annexed to the Lease, shall be added to and become part of the Premises in accordance with the terms of the Lease, as modified herein.

7. Use. The Tenant shall use the Basement Premises for the purposes set forth in the Lease, and for no other purpose. The Landlord shall have no liability for any damage with respect to any equipment used or stored in the Basement Premises, the Tenant agreeing that any equipment placed therein shall be at the Tenant’s sole reisk.

8. Electricity. Notwithstanding the provisions of Article TEN (c) of the Lease, the Basement Premises are hereby being delivered to the Tenant, and the Tenant is accepting possession of the same, with the electrical capacity as currently exists therein. The Landlord makes no representation as to the electrical capacity available to the Basement Premises.

9. Premises Being Delivered “As Is”. The Basement Premises shall be delivered in their current “as is” condition, and the Landlord shall have no liability to perform any work therein.

10. Lease in Full Force and Effect. Except as specifically modified herein, the Lease is hereby ratified and shall remain in full force and effect.

IN WITNESS WHEREOF, this agreement has been signed and sealed by the parties hereto as of the date set forth above.

THE RECTOR, CHURCH-WARDENS AND VESTRYMEN OF TRINITY CHURCH IN THE CITY OF NEW YORK

By:
Director of Leasing

By:
Executive Vice President of Real Estate

By:
John A. McKegny
Chief Financial Officer

Attest:		COMET SYSTEMS, INC.
As to the Tenant:

Matt Daniel	By:
John ???
An authorized officer

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EXHIBIT E
EXPENSE PAYMENT

Periods	Month	Year	Annual Base Rent	Percentage Escalation	Escalated Rent
1	8	2000	$200,000.00	0	$200,000.00
2	8	2001	$200,000.00	6,000	$206,000.00
3	8	2002	$200,000.00	12,180	$212,180.00
4	8	2003	$200,000.00	18,545	$218,545.00
5	8	2004	$200,000.00	25,102	$225,102.00
6	8	2005	$200,000.00	31,855	$231,855.00
7 mos	8	2006	$200,000.00	38,810	$238,810.00

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